MORRISON RETIREMENT PLAN

THIS INDENTURE made on the 7th day of October, 2009, by RUBY TUESDAY, INC. a corporation organized and existing under the laws of the State of Georgia (the “Primary Sponsor”);

W I T N E S S E T H:

WHEREAS, the Primary Sponsor maintains the Morrison Retirement Plan, which was last amended and restated, under an indenture dated November 1, 2004 and has been amended twice since such date; and

WHEREAS, the Primary Sponsor again amends and restates the Plan in its entirety, effective January 1, 2009, to reflect the First and Second Amendments, respectively, and to update the Plan for changes required by the Pension Protection Act of 2006 and other subsequent legal changes;

WHEREAS, the Board of Directors previously approved the making of these modifications to the Plan as reflected herein;

WHEREAS, the provisions of the Plan, as amended and restated herein, shall apply only to Plan years beginning after December 31, 2008, and only with respect to participants who perform an Hour of Service (as defined in the Plan) in Plan years beginning after December 31, 2008, except to the extent the provisions are required to apply at an earlier date or are not required to apply until a later date to comply with applicable law.

  i

MORRISON RETIREMENT PLAN

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SECTION 1

DEFINITIONS

1.1    "Accrued Benefit” means an annual pension expressed in the form of a single life annuity which shall be (a) in the case of a Participant who has not reached Normal Retirement Age, the portion of the benefit to which he would be entitled at Normal Retirement Date determined pursuant to Plan Section 5, based on the years of Credited Service (or Benefit Service) completed by the Participant at the date of determination, (b) in the case of a Participant who has reached Normal Retirement Age, the Participant’s benefit determined pursuant to Plan Section 5.2 and (c) in the case of a Participant who has reached his Deferred Retirement Date, the benefit determined pursuant to Plan Section 5.3.  Notwithstanding anything to the contrary contained in this Plan, no further benefit shall be accrued under this Plan on or after December 31, 1987.

Notwithstanding anything in this Section to the contrary, if the Plan’s Funding Target Attainment Percentage is less than sixty percent (60%) for any Plan Year, no benefits will accrue under the Plan for any Participant as of the valuation date for such Plan Year, unless during such Plan Year, the Plan Sponsor makes a contribution to the Trust (in addition to any minimum required contribution under Code Section 430) equal to the amount sufficient to result in a Funding Target Attainment Percentage of sixty percent (60%) or greater.  For purposes of the immediately preceding sentence, no “prefunding balance” (as defined in Code Section 430(f)(6)) or “funding standard carryover balance” (as defined in Code Section 430(f)(7)) may be used to satisfy the contribution to the Trust.

1.2     “Actuarial Equivalent” means, with respect to a given benefit, any other benefit provided under the terms of the Plan which has the same present or equivalent value on the date the given benefit payment commences.  Except as otherwise specified in this Section 1.2, for the purpose of establishing whether a benefit is the Actuarial Equivalent of another benefit, the present or equivalent value of benefit payments shall be determined by the use of actuarial equivalent factors adopted by the Plan Administrator, as set forth in Appendix C of the Plan and

(a)     in the case of a benefit other than in the form of a lump sum cash payment, the interest rate established by the Plan Administrator, as set forth in Appendix C to the Plan, and

(b)     for purposes of calculating the present value and distributing a Participant’s Accrued Benefit in the form of a lump sum, the Actuarial Equivalent shall be determined by using the applicable interest rate for the last full month immediately preceding the first day of the Plan Year in which the date of distribution is to occur and the applicable mortality table, each as designated by the Secretary of the Treasury under Code Section 417(e)(3).

(c)     In establishing the value of a lump sum payment, the benefit payable to a Participant commencing at his Normal Retirement Date shall be used, unless his termination of employment occurred after his Early Retirement Date in which case the benefit payable to the Participant at his Early Retirement Date shall be used.

1.3      “Actuary” means an actuary, enrolled by the Joint Board for the Enrollment of Actuaries, selected by the Primary Sponsor to provide actuarial services for the Plan.

1.4     “Affiliate” means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Plan Sponsor, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with a Plan Sponsor, (c) any other organization which is a member of an affiliated service group (within the meaning of Code Section 414(m)) with a Plan Sponsor, and (d) any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Code Section 414(o).

1.5     “Anniversary Date” means the first day of each Plan Year.

1.6     “Annual Compensation” means the amount paid to an Employee by a Plan Sponsor (and Affiliates for purposes of Appendix B hereto) during a calendar year as wages, salaries and other amounts received for personal services actually rendered (including, but not limited to, commissions paid salesmen, compensation for services on the basis of percentage of profits, tips, bonuses and overtime), to the extent not in excess of the Annual Compensation Limit.  Income from sources outside the United States otherwise excluded from gross income under Code Section 911 shall be included in Annual Compensation.  Annual Compensation does not include contributions to this Plan or any other pension plan to which a Plan Sponsor contributes directly or indirectly, deferred compensation, stock options, and other amounts which receive special tax benefits.  Notwithstanding the above, Annual Compensation shall be determined as follows:

(a)     for purposes of applying the benefit limits in Appendix A, Annual Compensation:

(1)     shall be measured for the limitation year;

(2)     shall include compensation paid to a Participant by the later of (A) two and one-half (2½) months after the Participant’s severance from employment with the Plan Sponsor, or (B) the end of the limitation year (within the meaning of Appendix A) that includes the date of the Participant’s severance from employment with the Plan Sponsor, if such compensation is regular compensation for services during or outside the Participant’s regular working hours, commissions, bonuses, or other similar payments and the compensation would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Plan Sponsor; and

(3)     shall not include any other post-severance compensation;

(b)     for all purposes under the Plan, Annual Compensation shall include any amount which would have been paid during a Plan Year, but was contributed by a Plan Sponsor on behalf of an Employee pursuant to a salary reduction agreement which is not includable in the gross income of the Employee under Section 125, 132(f)(4), 402(e)(3), 402(h) or 457 of the Code;

(c)     in accordance with Code Section 414(u)(12), Annual Compensation shall include any differential wage payment (within the meaning of Code Section 3401(h)(2)) made by a Plan Sponsor to an individual who does not currently perform services for the Plan Sponsor by reason of qualified military service (within the meaning of Code Section 414(u)(5)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Plan Sponsor;

(d)     for purposes of Plan Section 5, no Annual Compensation paid after December 31, 1987, shall be taken into account; and

(e)     notwithstanding any other provision of the Plan to the contrary, if Annual Compensation for any prior determination period is taken into account in determining a Participant’s benefit accruing in a Plan Year commencing on or after January 1, 1994, the Annual Compensation for that prior determination period shall be subject to the Annual Compensation Limit in effect for that prior determination period.  For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the Annual Compensation Limit shall be deemed to be $150,000.

1.7     “Annual Compensation Limit” means $200,000, which amount may be adjusted in subsequent Plan Years based on changes in the cost of living as announced by the Secretary of the Treasury.  In determining any benefit accruals in Plan Years beginning after June 30, 2002, the Annual Compensation Limit for Plan Years beginning before July 1, 2002, shall be the dollar amount as previously in effect under Code Section 401(a)(17), as modified by Plan Section 1.6(e).

1.8     “Appeals Fiduciary” means an individual or group of individuals appointed to review appeals of claims for benefits payable due to a Participant’s Disability made pursuant to Plan Section 9.4.

1.9     “Beneficiary” means the person or trust that a Participant designated most recently in writing to the Plan Administrator, provided that, if the Participant has failed to make a designation, no person designated is alive, no trust has been established, or no successor Beneficiary has been designated who is alive, the term “Beneficiary” means (a) the Participant’s spouse or (b) if no spouse is alive, the Participant’s surviving children or (c) if no children are alive, the Participant’s parent or parents, or (d) if no parent is alive, the legal representative of  Participant’s estate.  The spouse of a married Participant shall be his Beneficiary unless that spouse has consented in writing to the designation by the Participant of some other person or trust, and the spouse’s consent acknowledges the effect of the election and is witnessed by a notary public.  A Participant may change his designation at any time.  However, a Participant may not change his designation without further consent of his spouse under the terms of the preceding sentence unless the spouse’s consent permits designation of another person or trust without further spousal consent and acknowledges that the spouse has the right to limit consent a specific beneficiary and a specific optional form of benefit and that the spouse voluntarily relinquishes both of these rights.  The spouse’s consent shall not be required if the Participant establishes to the satisfaction of the Plan Administrator that the spouse cannot be located, if the Participant has a court order indicating that he is legally separated or has been abandoned (within meaning of local law) unless a qualified domestic relations order (as defined in Code Section 414(p)) provides otherwise, or if there are other circumstances as the Secretary of the Treasury prescribes.  If the spouse is legally incompetent to give consent, consent by the spouse’s legal guardian shall be deemed to be consent by the spouse.  For purpose of this Section 1.9, an individual shall be the spouse of a Participant only if the individual was married to the Participant during the one year period ending on the earlier of the Participant’s death or the date on which payment of benefits commences.

1.10     “Break in Service” means the failure of an Employee, in connection with a termination of employment other than by reason of death or attainment of a Retirement Date, to complete more than 500 Hours of Service in any calendar year.

1.11     “Code” means the Internal Revenue Code of 1986, as amended.

1.12    “Credited Service” means (a) a year or a fractional part thereof, prior to July 1, 1985, for which a Participant received credit towards pension benefits in accordance with the applicable provisions of the Plan in effect before July 1, 1985 and (b) each calendar year on or after July 1, 1985 during which an Employee has completed no less than 1,000 Hours of Service.  In the event an Employee becomes a Participant or resumes active participation on other than January 1, following a period of authorized leave of absence not exceeding 24 months or a Break in Service or in the event a Participant retires or otherwise terminates employment on other than December 31, he shall receive Credited Service for such calendar year regardless of whether he has completed 1,000 Hours of Service during such calendar year.

Notwithstanding anything to the contrary contained in the Plan, no Credited Service shall be granted to a Participant for any period of employment with a Plan Sponsor or Affiliate on or after December 31, 1987.

1.13     “Deferred Retirement Date” means the first day of the month coinciding with or next following the earlier of the date subsequent to the Participant’s Normal Retirement Age (a) on which a Participant actually retires or (b) on which his employment ceases to be substantial.  For this purpose, a Participant’s employment will be substantial for a calendar month if he performs forty or more Hours of Service (except for Hours of Service credited as a result of back pay) in such month.

1.14     “Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

1.15     “Disability” means a physical or mental condition arising after the original date of employment of the Participant which totally and permanently prevents the Participant from engaging in any gainful occupation or employment with a Plan Sponsor. The determination as to whether a Participant is totally and permanently disabled shall be made by the Plan Administrator based (a) on medical evidence by a licensed physician designated by the Plan Administrator; (b) on evidence that the Participant is eligible for disability benefits under any long-term disability plan sponsored by the Plan Sponsor; or (c) on evidence that the Participant is eligible for disability benefits under the Social Security Act.

1.16     “Disability Retirement Date” means the first day of the calendar month coinciding with or next following the date the Participant attains age 65.

1.17     “Distributee” means an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.  Effective for distributions made on and after January 1, 2008, a non-spouse Beneficiary of a deceased Participant who is either an individual or an irrevocable trust, where the beneficiaries of such trust are identifiable and the trustee provides the Plan Administrator with a final list of trust beneficiaries or a copy of the trust document by October 31 of the year following the Participant’s death, shall be a Distributee with regard to the interest of the deceased Participant, but only if the Eligible Rollover Distribution is transferred in a direct trustee-to-trustee transfer to an Eligible Retirement Plan which is an individual retirement account described in Code Section 408(a) or an individual retirement account described in Code Section 408(b) (other than an endowment contract).

1.18     “Early Retirement Age” means the date on which the Participant has attained age 55 and has completed five (5) years of Credited Service.

1.19     “Early Retirement Date” means the first day of the calendar month coinciding with or next following the date the Participant retires after reaching his Early Retirement Age but prior to his Normal Retirement Date.

1.20     “Eligibility Service” means the completion by an Employee of no less than 1,000 Hours of Service in the twelve-consecutive-month period beginning on the date on which the Employee first performs an Hour of Service upon his employment or reemployment with a Plan Sponsor, or, in the event an Employee fails to complete 1,000 Hours of Service in that twelve-consecutive-month period, the completion of no less than 1,000 Hours of Service in any calendar year thereafter, including the calendar year which includes the first anniversary of the date the Employee first performed an Hour of Service upon his employment or reemployment.  Notwithstanding anything contained herein to the contrary, Eligibility Service shall not include:

(a)     in the case of a Participant who has a Break in Service, all years prior to the calendar year in which the Break in Service commences which would otherwise constitute Eligibility Service until the Employee completes one year of Eligibility Service subsequent to his date of reemployment; and

(b)     in the case of a Participant who does not have any vested rights under Plan Section 7, all service during calendar years which would otherwise constitute Eligibility Service before the calendar year in which the first of five consecutive Breaks in Service commences if the number of consecutive calendar years in which the Participant incurs a Break in Service equals or exceeds the greater of five or the prior aggregate number of the calendar years before the calendar year in which the Break in Service commenced.

1.21     “Eligible Employee” means any Employee of a Plan Sponsor other than an Employee (a) who is covered by a collective bargaining agreement between a union and a Plan

Sponsor provided that retirement benefits were the subject of good faith bargaining, unless the collective bargaining agreement provides that the Employee shall be eligible to participate in the Plan, 1.22 a leased employee within the meaning of Code Section 414(n)(2), or 1.23 any other individual who is deemed to be an Employee of a Plan Sponsor pursuant to regulations under Code Section 414(o).  In addition, no person who is initially classified by a Plan Sponsor as an independent contractor for federal income tax purposes shall be regarded as an Eligible Employee for that period, regardless of any subsequent determination that any such person should have been characterized as a common law employee of the Plan Sponsor for the period in question.

1.24     “Eligible Retirement Plan” means any of the following that will accept a Distributee’s Eligible Rollover Distribution:

(a)     an individual retirement account described in Code Section 408(a);

(b)     an individual retirement annuity described in Code Section 408(b) (other than an endowment contract);

(c)     an annuity plan described in Code Section 403(a) or an annuity contract described in Code Section 403(b), unless the Distributee is a non-spouse Beneficiary of a deceased Participant;

(d)     a qualified trust described in Code Section 401(a), unless the Distributee is a non-spouse Beneficiary of a deceased Participant; or

(e)     an eligible plan under Code Section 457(b) which is maintained by a state or political subdivision of a state, or any agency or instrumentality of a state or political subdivision and which agrees to separately account for amounts transferred into such plan from this Plan, unless the Distributee is a non-spouse Beneficiary of a deceased Participant.

If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account (as defined in Code Section 402A), an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account and a Roth IRA.

1.25     “Eligible Rollover Distribution” means any distribution of all or any portion of the Distributee’s Accrued Benefit,

(a)     including any portion of the distribution that is not includable in gross income provided such amount is distributed directly to one of the following:

(1)     an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract); or

 (2)      a qualified trust as described in Code Section 401(a) but only to the extent that

(A)     the distribution is made in a direct trustee-to-trustee transfer;

(B)     the transferee plan agrees to separately account for amounts transferred (including a separate accounting for the portion of the distribution which is includable in income and the portion which is not includable in income); and

(b)     excluding:

(1)     any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years of more;

(2)     any distribution to the extent such distribution is required under Code Section 401(a)(9);

(3)     except as otherwise provided in this Section, the portion of any distribution that is not includable in gross income (determined without regard to the exclusions for net unrealized appreciation with respect to employer securities); or

(4)     if the Distributee is a non-spouse Beneficiary of a deceased Participant, any distribution other than a direct trustee-to-trustee transfer to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract)..

1.26     “Employee” means any person who is employed by a Plan Sponsor or an Affiliate for purposes of the Federal Insurance Contributions Act, who is a leased employee within the meaning of Code Section 414(n)(2) with respect to a Plan Sponsor, or who is deemed to be an employee of a Plan Sponsor pursuant to regulations under Code Section 414(o).

1.27     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.28     “Fiduciary” means each Named Fiduciary and any other person who exercises or has any discretionary authority or control regarding management or administration of the Plan, any other person who renders investment advice for a fee or has any authority or responsibility to do so with respect to any assets of the Plan or any other person who exercises or has any authority or control respecting management or disposition of assets of the Plan.

1.29     “Fund” means the amount of the cash and other property held by the Trustee pursuant to the Plan.

1.30     “Funding Target Attainment Percentage” means, for a Plan Year, the ratio (expressed as a percentage) which:

(a)     the value of Plan assets for the Plan Year, reduced by any prefunding balance (as defined in Code Section 430(f)(6)) and any funding standard carryover balance (as defined in Code Section 430(f)(7)), bears to

(b)     the present value of all benefits accrued or earned under the Plan as of the beginning of the Plan Year.

Notwithstanding the foregoing, (1) the amounts in Subsections (a) and (b) of this Section shall be increased by the aggregate amount of purchases of annuities for Employees other than highly compensated employees (within the meaning of Code Section 414(q)) which were made by the Plan during the two Plan Years preceding the year for which the Funding Target Attainment Percentage is being determined, and (2) the amount in Subsection (a) shall be increased by any security provided by a Plan Sponsor consisting of (A) a bond issued by a corporate surety company that is an acceptable surety for purposes of Section 412 of ERISA, (B) cash, or United States obligations which mature in 3 years or less, held in escrow by a bank or similar financial institution, or (C) such other form of security as is satisfactory to the Secretary of the Treasury and the parties involved.

1.31     “Hour of Service” means:

(a)     Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a Plan Sponsor or any Affiliate during the applicable computation period, and such hours shall be credited to the computation period in which the duties are performed;

(b)     Each hour for which an Employee is paid, or entitled to payment, by a Plan Sponsor or any Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, and such hours shall be credited in accordance with the provisions of Section 2530.200b-2(b) and (c) of the U.S. Department of Labor Regulations or such other federal regulations as may from time to time be applicable.

(c)     Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Plan Sponsor or any Affiliate, and such hours shall be credited to the computation period or periods to which the award or agreement for back pay pertains rather than to the computation period in which the award, agreement or payment is made; provided, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Subsection (b) of this Section shall be subject to the limitations set forth in Subsection (d).

(d)     Solely for purposes of determining whether a Break in Service has occurred, each hour during any period that the Employee is absent from work (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (e) for purposes of caring for a child for a period immediately following its birth or placement.  The hours described in this Subsection (d) shall be credited (A) only in the computation period in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in a year solely because of the credit, or (B), in any other case, in the next following computation period.  In no event shall an Employee be credited with more than 501 Hours of Service during any single continuous period during which he performs no duties for the Plan Sponsor or an Affiliate.

(f)     In the case of Hours of Service to be credited to an Employee in connection with a period of no more than thirty-one days which extends beyond one computation period, all such Hours of Service may be credited to either the first or second computation period.

(g)     Hours of Service for hourly paid Employees shall be determined from the records of hours worked or hours for which payment is made or owing.

(h)     Hours of Service for Employees other than hourly Employees shall be determined on the assumption that each Employee has completed one hundred ninety (190) Hours of Service during each month he would be required to be credited with at least one (1) Hour of Service during such month.

(i)     Without duplication of Hours of Service counted pursuant to Subsection (d) hereof and solely for purposes as required by the Family and Medical Leave Act of 1993 and the regulations thereunder (the “Act”), each hour (as determined pursuant to the Act) for which an Employee is granted leave under the Act (1) for the birth of a child, (2) for placement with the Employee of a child for adoption or foster care, (3) to care for the Employee’s spouse, child or parent with a serious health condition or (4) for a serious health condition that makes the Employee unable to perform the functions of Employee’s job.

(j)     For purposes of determining an Employee’s eligibility to participate and vesting, Hours of Service shall include Hours of Service with a company heretofore or hereafter merged or consolidated or otherwise absorbed by a Plan Sponsor, or all or a substantial part of whose assets or business have been or shall be acquired by a Plan Sponsor (hereafter a “Predecessor Company”):

(1)     if a Plan Sponsor continues to maintain a pension plan of such Predecessor Company; or

(2)     if, and to the extent, such employment with the Predecessor Company is required to be treated as employment with a Plan Sponsor under regulations prescribed by the Secretary of the Treasury; or

(3)     if, and to the extent, granted by the board of directors of a Plan Sponsor in its sole discretion effected on a non-discriminatory basis as to all persons similarly situated consistent with Code Section 401(a)(4) and the Treasury Regulations promulgated thereunder.

(k)     For purposes of determining a Participant’s benefit, Hours of Service may also include Hours of Service with a Predecessor Company to the extent granted by the board of directors of the Primary Sponsor in its sole discretion, effected on a non-discriminatory basis as to all persons similarly situated consistent with Code Section 401(a)(4) and the Treasury Regulations promulgated thereunder.

(l)     Effective December 12, 1994, Hours of Service will be credited with respect to qualified military service in accordance with Code Section 414(u) and applicable Treasury regulations promulgated thereunder.

1.32     “Investment Committee” means a committee which may be established to direct the Trustee with respect to investments of the Fund.

1.33     “Investment Manager” means a Fiduciary, other than the Trustee, the Plan Administrator or a Plan Sponsor, which may be appointed by the Primary Sponsor:

(a)     who has the power to manage, acquire, or dispose of any assets of the Fund or a portion thereof; and

(b)     who is

(1)     is registered as an investment adviser under the Investment Advisors Act of 1940;

(2)     is not registered as an investment adviser under such Act by reason of paragraph (1) of Section 203A(a) of such Act, is registered as an investment adviser under the laws of the State (referred to in paragraph (1) of Section 203A(a) of such Act) in which it maintains its principal office and place of business, and, at the time the Fiduciary last filed the registration form most recently filed by the Fiduciary with such State in order to maintain the Fiduciary’s registration under the laws of such State, also filed a copy of such form with the Secretary of Labor;

(3)     is a bank, as defined in such Act; or

(4)     is an insurance company qualified to perform investment advisory services under the laws of more than one state; and

(c)     who has acknowledged in writing that he is a Fiduciary with respect to the Plan.

1.34     “Named Fiduciary” means only the following:

(a)     the Plan Administrator;

(b)     the Trustee;

(c)     the Investment Committee;

(d)     the Investment Manager; and

(e)     the Appeals Fiduciary.

1.35     “Normal Fund Payment” means:

(a)     In the case of a Participant who is not married on the date payments to the Participant are to commence under the terms of the Plan, a single life annuity, payable in monthly installments;

(b)     In the case of a Participant who is married on the date payments are to commence under the terms of the Plan, a joint and survivor annuity, payable in monthly installments, which is an immediate annuity for the life of the Participant with a survivor annuity for the life of his spouse which is fifty percent (50%) of the amount of the annuity payable during the joint lives of the Participant and his spouse and which is the Actuarial Equivalent of a single life annuity;

(c)     In the case of a Participant who dies while married before payments are to commence under the terms of the Plan, an immediate single life annuity, payable in monthly installments for the life of his spouse, which is fifty percent (50%) of the amount of the annuity which would have been payable during the joint lives of the Participant and his spouse and which is the Actuarial Equivalent of a single life annuity if:

(1)     In the case of a Participant who dies on or after the date on which the Participant attains the earliest retirement age under the Plan, the Participant had retired with a Normal Fund Payment on the date of his death; or

(2)     In the case of a Participant who dies before the date on which the Participant would have attained the earliest retirement age under the Plan, the Participant had:

(A)     Separated from service on his date of death (unless the Participant had earlier separated from service);

(B)      Survived to the earliest retirement age under the Plan;

(C)      Retired with a Normal Fund Payment at the earliest retirement age under the Plan; and

(D)      Died on the day after the date on which he would have attained the earliest retirement age under the Plan.

(d)     Notwithstanding anything contained in this Section, if the Actuarial Equivalent of the Participant’s vested Accrued Benefit, expressed as a lump sum payment, is $5,000 or less, a lump sum payment in cash.

Effective March 27, 2005, in the event of a mandatory distribution made on or after March 28, 2005, greater than $1,000, if the Participant does not elect, in accordance with Plan Sections 6.2(d) and 6.2(e), to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover, or consent to receive the distribution directly, then the Plan Administrator may elect to leave the Participant’s Accrued Benefit in the Plan until the earlier of (i) the Participant’s Normal Retirement Date, or (ii) the time the Plan Administrator pays the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

Any annuity may be purchased from an insurance company designated by the Plan Administrator in writing to the Trustee, and may be distributed to the Participant, his spouse or his Beneficiary, as the case may be.  The distribution shall be in full satisfaction of the benefits to which the Participant, his spouse or his Beneficiary is entitled under the Plan.

1.36     “Normal Retirement Age” means the date on which the Participant has attained age 65 and has completed five (5) years of Credited Service, or in the case of an Employee who becomes a Participant after age 60, the fifth anniversary of the date on which he becomes a Participant.

1.37     “Normal Retirement Date” means the first day of the month coinciding with or next following the date on which a Participant attains Normal Retirement Age and actually retires.

1.38     “Participant” means any Employee or former Employee who has become a participant pursuant to Plan Section 2 and who has not received a full distribution from the Plan of his Accrued Benefit.

1.39     “PBGC” means the Pension Benefit Guaranty Corporation.

1.40     “Plan” means the Morrison Retirement Plan.

1.41     “Plan Administrator” means the Primary Sponsor or any person designated by the Primary Sponsor to serve in this capacity.

1.42     “Plan Sponsor” means individually the Primary Sponsor and each Affiliate or other entity which has adopted the Plan.

1.43     “Plan Year” means the period commencing July 1 and ending June 30 each Year.

1.44     “Primary Sponsor” means Ruby Tuesday, Inc. or its successor in interest.

1.45    “Qualified Optional Survivor Annuity” means a joint and survivor annuity elected under Section 6.2(b) (which is the Actuarial Equivalent of the Participant’s vested Accrued Benefit and as to which the Participant’s spouse is his Beneficiary), payable in monthly installments, which is an immediate annuity for the life of the Participant with a survivor annuity for the life of his spouse which is 75% of the amount of the annuity payable during the joint lives of the Participant and his spouse.

1.46     “Retirement Date” means Normal Retirement Date, Early Retirement Date, Deferred Retirement Date or Disability Retirement Date.

1.47     “Social Security Maximum Taxable Wage Base” means the maximum taxable wage base under Code Section 3121(a)(1) as of the Participant’s termination of employment expressed as an annual amount.

1.48     “Trust” means the trust established under an agreement between the Primary Sponsor and the Trustee to hold the Fund.

1.49     “Trustee” means the trustee under the Trust.

1.50     “Vesting Service” means each calendar year during which an Employee has completed no less than 1,000 Hours of Service.  Notwithstanding anything contained herein to the contrary, Vesting Service shall not include service in years prior to the calendar year in which the Employee attained age 18.

SECTION 2

ELIGIBILITY

2.1     General Rule. Each Eligible Employee shall become a Participant as of the January 1 or the July 1 following the later of (a) the date on which the Employee completes his Eligibility Service or (b) attains age 21.

2.2     Re-employment. Each former Participant who is vested in all or a portion of his Accrued Benefit and who is reemployed by a Plan Sponsor shall become a Participant as of the date of his reemployment.

2.3     Frozen Status. Notwithstanding the foregoing Sections 2.1 and 2.2, an Eligible Employee who is not a Participant in the Plan on December 31, 1987 shall not become a Participant thereafter.

2.4     Military Service Credit. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

SECTION 3

FUNDING

        3.1  (a)     Minimum Funding.  It is the Primary Sponsor’s intention that unless a waiver of the minimum funding standards described in ERISA Section 302 or Code Section 412 is obtained, each Plan Sponsor shall contribute to the Fund such amounts as are determined by the Actuary to be necessary to fund the benefits provided under the Plan.  For this purpose, the Plan Administrator shall establish funding standards for the Plan, which shall be maintained by the Actuary, who will be responsible for determining that such standards meet the funding requirements described in ERISA Section 302, Code Section 412, and Code Section 430.

(b)     Forfeitures.  All forfeitures arising under the Plan shall be used to reduce the cost of the Plan and shall not be used to increase any benefits payable under the Plan.

(c)     Additional Funding.  Notwithstanding the other provisions of this Section 3.1, each Plan Sponsor shall have the right, but not the obligation, to contribute such additional amounts as it, in its sole discretion, deems necessary or desirable to maintain the actuarial soundness of the Plan, and a Plan Sponsor shall also have the right at any time to discontinue contributions hereunder.

3.2     No Contributions by Participants. No contributions by Participants shall be required or permitted under the Plan.

3.3     Waiver of Plan Sponsor Contributions.  Notwithstanding anything herein to the contrary, contributions by a Plan Sponsor may be waived in whole or in part in any Plan Year during which a substantial business hardship has been sustained, as determined in writing by the Secretary of the Treasury pursuant to Code Section 412.

3.4     Deductibility.  All contributions to the Plan by a Plan Sponsor are made subject to the condition that such contributions are fully deductible for federal income tax purposes under Code Section 404.

SECTION 4

DEATH BENEFITS

4.1     Death Benefits of a Participant in Pay Status. Upon the death of a Participant who is receiving payment in the form of a Normal Fund Payment under Plan Section 1.35(b), or who is receiving an alternate form of payment under Plan Section 6.2(b), the Beneficiary or joint annuitant shall receive any benefit which is then payable to the Beneficiary or joint annuitant.

4.2     Death Benefits of Married Participant not in Pay Status. If the Participant dies while married after becoming vested pursuant to Plan Section 8.2, but before the commencement of payments under the Plan, the Participant’s surviving spouse shall receive as a death benefit a Normal Fund Payment described under Plan Section 1.35(c).

4.3     Form of Payment.  Any benefit payable under this Section 4 shall be paid in accordance with the provisions of Plan Section 6 or Section 8, whichever is applicable, after receipt by the Trustee from the Plan Administrator of due notice of the death of the Participant.

4.4     Other Distribution Rules Applicable.  Any annuity may be purchased from an insurance company designated by the Plan Administrator in writing to the Trustee and may be distributed to the spouse.  The distribution, if any, shall be in full satisfaction of the benefits to which the spouse is entitled under the Plan.  Any benefit payable under this Article 4 shall be paid in accordance with and subject to the provisions of Article 7 after receipt by the Trustee from the Plan Administrator of due notice of the death of the Participant.

4.5     Certain Death Benefits for Qualifying Military Personnel.  Effective January 1, 2007, in the case of a Participant who dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

SECTION 5

RETIREMENT DATES AND RETIREMENT BENEFITS

5.1     Early Retirement Date.  Each Participant who reaches his Early Retirement Age while an Employee shall be entitled to retire as of that date.  A pension shall be payable to the Participant as of his Early Retirement Date which shall be determined in a similar manner as the pension payable pursuant to Plan Section 5.2 is determined, but based on his years of Credited Service (and Benefit Service) as of his Early Retirement Date.  Such pension shall commence on either (a) his Early Retirement Date or on the first day of any month thereafter, as selected by the Participant, in which event such pension shall be reduced by the applicable factors pursuant to Plan Section 1.2 for each year by which the commencement of such pension precedes the Participant’s Normal Retirement Date; or (b) his Normal Retirement Date.  The pension shall be payable pursuant to Plan Section 6.

5.2     Normal Retirement.  Each Participant who reaches his Normal Retirement Age while an Employee shall be entitled to retire as of that date.  A pension shall be payable to a Participant as of his Normal Retirement Date which shall be the sum of his Future Service Retirement Income as determined pursuant to Subsection (a) of this Section and his Past Service Retirement Income as determined pursuant to Subsection (b) of this Section.  The pension shall be payable pursuant to Plan Section 6.

(a)     Subject to the provisions of Plan Section 1.1, for each year of Credited Service commencing on or after January 1, 1986 and prior to his Normal Retirement Date, a Participant’s Future Service Retirement Income shall be an annual amount equal to the sum of (1) .25% of the Participant’s Annual Compensation not in excess of the Social Security Maximum Taxable Wage Base and (2) 1.25% of the Participant’s Annual Compensation in excess of the Social Security Maximum Taxable Wage Base.  In no event will the pension payable hereunder be less than thirty-six dollars ($36.00) multiplied by the Participant’s years of Credited Service commencing on or after January 1, 1986.

(b)     The annual Past Service Retirement Income of a Participant as of January 1, 1986 shall be equal to the greatest of the following:

(1)     the sum of (A) .25% of the Participant’s High Five-Year Average Compensation which is not in excess of $14,400 and (B) 1.25% of the High Five-Year Average Compensation in excess of $14,400, both multiplied by the Participant’s years of Benefit Service (as defined below) as of January 1, 1986.

(2)     Thirty-six dollars ($36.00) multiplied by the Participant’s years of Benefit Service as of January 1, 1986.

(3)     The retirement income the Participant had accrued as of January 1, 1986 under the provisions of the Plan in effect as of that date.

For purposes of this Section 5.2(b), a Participant’s High Five-Year Average Compensation shall mean the annual average of a Participant’s total compensation (including Annual Compensation, overtime, and bonuses but excluding non-recurring components of compensation identified by the board of directors of the Primary Sponsor) for the five consecutive calendar years beginning in 1976 during which the Participant participated in the Plan which produces the highest average, or if the Participant has less than five years of Plan participation as of January 1, 1986, any lesser number of consecutive calendar years in which the Participant participated in the Plan.  “Benefit Service” shall mean completed calendar years of service and calendar months of service until January 1, 1986.

5.3     Deferred Retirement.  A Participant may remain an Employee after his Normal Retirement Age.  The pension payable to a Participant who retires as of his Deferred Retirement Date shall be determined in a similar manner as the pension payable pursuant to Section 5.2 of the Plan is determined but based on his years of Credited Service (and Benefit Service) as of his Deferred Retirement Date.  The pension shall commence as of his Deferred Retirement Date, and shall be payable in accordance with Plan Section 6.

5.4     Disability Retirement.  If a Participant shall become subject to a Disability while in the employ of a Plan Sponsor, the Participant shall be entitled to receive a pension commencing as of his Disability Retirement Date.  The pension payable under this Section 5.4 shall be determined in a similar manner as the pension paid pursuant to Section 5.2 is determined.  However, during the period the Participant receives a Social Security disability benefit, the Participant shall accrue an additional pension pursuant to Section 5.2(b) based on the assumptions that (1) the rate of his total compensation within the meaning of Plan Section 5.2(b) during the period of Disability is the same as was in effect on the date his Disability commenced, and (2) the Participant completed 190 Hours of Service during each month of Disability.  Such pension shall be payable pursuant to Plan Section 6.  If prior to his Normal Retirement Date a Participant ceases to be subject to a Disability at any time after his Early Retirement Date and does not resume active employment with a Plan Sponsor, he shall be entitled to receive a pension commencing on the first day of the month following the date on which he ceases to be subject to a Disability.  The amount payable shall be determined in a similar manner as the pension paid pursuant to Plan Section 5.1 is determined, but based on the pension he had accrued on the date he ceased to be subject to a Disability.  If a Participant ceases to be subject to a Disability before his Early Retirement Date, but after he has completed at least five (5) years of Vesting Service, he shall be entitled to receive a pension determined in a similar manner as the pension paid pursuant to Plan Section 7 is determined, but based on the pension he has accrued as of the date he ceased to be subject to a Disability.

SECTION 6

PAYMENT OF BENEFITS ON RETIREMENT

6.1     Timing of Payment.  The Accrued Benefit of a Participant who has attained his Retirement Date or has attained Normal Retirement Age shall become fully vested.  As of a

Participant’s Retirement Date, he shall be entitled to his Accrued Benefit which shall be paid in accordance with this Plan Section 6.  Payments to a Participant shall commence no later than sixty (60) days after the end of the Plan Year in which the Participant’s Normal Retirement Date or Deferred Retirement Date occurs; provided, however, if the amount of the payment required to commence on a given date cannot be ascertained by that date, payment shall commence retroactively to that date and shall commence no later than sixty (60) days after the earliest date on which the amount of the payment can be ascertained under the Plan.  A Participant who attains Normal Retirement Age but who has not terminated employment may request that payment of his Accrued Benefit commence as of the first day, of any month following the date the Participant attains his Normal Retirement Age.

               6.2     Form of Payment.

(a)     Any pension payable pursuant to the Plan shall be in the form of a Normal Fund Payment unless the Actuarial Equivalent of the Participant’s vested Accrued Benefit, expressed as a lump sum payment, exceeds $5,000 at the time he or his Beneficiary is entitled to the commencement of payments and he elects, during the applicable election period, not to receive the Normal Fund Payment by execution and delivery to the Plan Administrator of a form provided for that purpose by the Plan Administrator.  For purposes of this Section, the term “applicable election period” shall mean, with respect to a Normal Fund Payment described in Subsection (a) or (b) of Plan Section 1.33, the 180 day period ending on the first date on which the Participant is entitled to payment, and with respect to a Normal Fund Payment described in Subsection (c) of Plan Section 1.33, the period which begins on the first day of the Plan Year during which an Eligible Employee becomes a Participant and which ends on the Participant’s death.  In the case of a married Participant, no election, other than the election of a Qualified Optional Survivor Annuity, shall be effective unless spousal consent is obtained in accordance with the provisions of Plan Section 1.9.

If an election is made, the Participant’s Accrued Benefit shall be paid in the form set forth in Subsection (b) of this Section chosen by the Participant by written instrument delivered to the Plan Administrator prior to the date payments are otherwise to commence.  Any waiver of a Normal Fund Payment under this Subsection (a), made prior to the first day of the Plan Year in which the Participant attains age 35 shall become invalid as of the first day of the Plan Year in which the Participant attains age 35, and provisions of this Subsection (a) shall apply unless a new waiver is obtained.

(b)     The alternate forms of payment are:

(1)     In the case of a Participant who retires as of his Early Retirement Date, a life annuity providing for monthly payments for the life of the Participant which shall be payable in a greater amount or in full during the period before he becomes eligible for his old age Social Security benefits and, if applicable, a reduced amount after he becomes eligible for old age Social Security benefits.  The adjusted pension to which the Participant is entitled under the Plan and under Social Security shall be as uniform as possible before and after the Participant becomes eligible for old age Social Security benefits;

(2)     A 100/50 percent joint and survivor annuity, providing for monthly payments, the value of which shall be the Actuarial Equivalent of the Participant’s Accrued Benefit as of the date on which he is entitled to commencement of payment.  This is an actuarially reduced pension payable to and during the lifetime of the Participant with the provision that, after his death, a pension equal to fifty percent (50%) of his reduced pension shall be payable to and during the lifetime of the joint annuitant selected by the Participant;

(3)     A 100/75 percent joint and survivor annuity providing for monthly payments, the value of which shall be the Actuarial Equivalent of the Participant’s Accrued Benefit as of the date on which he is entitled to the commencement of payment.  This is an actuarially reduced pension payable to and during the lifetime of the Participant with the provision that, after his death, a pension equal to seventy five percent (75%) of his reduced pension shall be payable to and during the lifetime of the joint annuitant selected by the Participant.  If the joint annuitant is the Participant’s spouse, then this form of payment is a Qualified Optional Survivor Annuity;

(4)     A 100/100 percent joint and survivor annuity providing for monthly payments, the value of which shall be the Actuarial Equivalent of the Participant’s Accrued Benefit on the date on which he is entitled to commencement of payment.  This is an actuarially reduced pension payable to and during the lifetime of the Participant with the provision that after his death a pension at the rate of one hundred percent (100%) of his reduced pension shall be payable to and during the lifetime of the joint annuitant selected by the Participant;

(5)     A life annuity providing for monthly payments for the life of the Participant with a guaranteed term certain of ten (10) or twenty (20) years as specified by the Participant the value of which shall be the Actuarial Equivalent of the Participant’s Accrued Benefit as of the date on which he is entitled to commencement of payment; and

(6)     If the Actuarial Equivalent of the Participant’s vested Accrued Benefit, expressed as a lump sum payment, is $7,500 or less, a lump sum payment in cash.

If a Participant dies before expiration of the guaranteed period certain, payment shall be continued to a Beneficiary who may elect to receive a single lump sum payment.  If the Beneficiary should die after having received at least one payment, any further payments shall be made to any alternate Beneficiary designated by the Participant, or in the absence of a surviving alternate Beneficiary, to the estate of the last surviving Beneficiary, in a single lump sum.

(c)     The election of an alternate form of payment under Subsection (b)(2), (3) or (4) shall be invalid if the Participant or his joint annuitant dies before the date on which the monthly payments are to commence.  The election of the alternate form of payment under Subsection (b)(5) shall be invalid if the Participant dies before the date on which the monthly payments are to commence. In all such cases, monthly payments, if any, shall be payable in the form of a Normal Fund Payment.

(d)     The Plan Administrator shall furnish to the Participant a written explanation of:

(1)     the terms and conditions of the Normal Fund Payment, including a general description of the conditions and eligibility and other material features of the alternate forms of payment under the Plan,

(2)     the Participant’s right to make, and the effect of, an election not to receive the Normal Fund Payment, including a general description of the conditions of eligibility and other material features of the alternate forms of payment under the Plan,

(3)     the rights of the Participant’s spouse as described in Subsection (a) of this Section, and

(4)     the right to make, and the effect of, a revocation of an election pursuant to this Section.

(e)     In the case of a Normal Fund Payment described in subsection (a) or (b) of Plan Section 1.33, the written explanation shall be provided to the Participant not more than 180 days prior to the first date on which he is entitled to payment and not less than 30 days prior to such date, provided that if:

(1)     the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution and a particular distribution option; and

(2)     the Participant and, if spousal consent is otherwise required by the provisions of this Plan, the spouse of the Participant, after receiving the notice, affirmatively waive the 30-day period;

then the distribution may be made as soon as practicable but no sooner than the eighth day after the explanation is provided to the Participant.

In the case of a Normal Fund Payment described in Subsection (c) of Plan Section 1.35, the written explanation shall be provided to the Participant in whichever of the following periods ends last:

(3)     the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35;

(4)     the period beginning one year before and ending one year after the Employee first becomes a Participant; or

(5)    the period beginning one year before and ending one year after the provisions of this Subsection become applicable to the Participant.

In the case of a Participant who separates from service before attaining age 35, the written explanation shall be provided in the period beginning one year before and ending one year after separation from service occurs.

(f)     The Participant may revoke any election not to receive payment in the form of a Normal Fund Payment at any time prior to commencement of payments, and may make a new election at any time prior to the commencement of payments.

6.3     No Distribution Prior to Normal Retirement Age Without Consent. Notwithstanding any other provision of the Plan to the contrary, if the Actuarial Equivalent of a Participant’s vested Accrued Benefit exceeds $5,000, it shall not be distributed prior to the Participant’s Normal Retirement Age (or, if later, termination of employment)  without the written consent of the Participant and, if the Participant is married, his spouse (or if the Participant is deceased, his surviving spouse).  However, in the event of a mandatory distribution that is greater than $1,000, if the Participant does not elect, in accordance with Plan sections 6.2(d) and 6.2(e), to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover, or consent to receive the distribution directly, then the Plan Administrator may elect to leave the Participant’s Accrued Benefit in the Plan until the earlier of (i) the Participant Normal Retirement Date, or (ii) the time the Plan Administrator pays the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

6.4     Annuity Starting Date. Payments under the Normal Fund Payment shall be determined according to the amount of the Accrued Benefit of the Participant on the date on which the Participant is entitled to commencement of payments, i.e. the annuity starting date.

6.5     Required Minimum Distributions. Notwithstanding any other provisions of the Plan, distributions will be made in accordance with the requirements of Code Section 401(a)(9), including the minimum distribution incidental benefit requirements, as administered in accordance with the requirements of Appendix D hereto.

                6.6     Rehires; Suspension of Benefits.

(a)     For purposes of Sections 6 and 8, if a Participant is reemployed by a Plan Sponsor after the payment of his pension has commenced or if the Participant continues to be employed by a Plan Sponsor after his Normal Retirement Date, the payment of that portion of his pension attributable to contributions by Plan Sponsors shall be suspended for each month during which he performs substantial service for a Plan Sponsor.  For purposes of this Section, a Participant will be deemed to perform substantial service for a calendar month if he or performs forty (40) or more Hours of Service (except for Hours of Service credited as a result of back pay) in such month.

(b)     The payment of a pension which has been suspended shall resume no later than the first day of the third calendar month after the month in which the Participant ceases to perform substantial service for a Plan Sponsor.  Upon resumption, the initial payment shall include the amount of the payment owed for the calendar month of resumption and any amounts which were withheld during the period between the cessation of the performance of substantial service by the Participant and the resumption of payment, reduced by any offsets described in Subsection (c) of this Section.  Although resumed benefits generally shall not be actuarially adjusted to reflect the suspended benefits, a Participant shall receive a pension upon resumption which shall be no less than the Actuarial Equivalent of the benefits, if any, payable under Section 2 of Appendix B to the Plan.

(c)     Upon resuming payment of a pension under Subsection (b) of this Section, there shall be deducted or offset from the payments an amount equal to any payments made by the Plan to the Participant for any months during which the Participant performed substantial service for a Plan Sponsor, provided that the amount of the deduction or offset shall not exceed in any one month 25% of that month’s retirement benefit payment which would have been due and owing to the Participant, except that the initial payment made upon the resumption of benefit payments shall be subject to deduction or offset without limitation.

(d)     The payment of a pension shall not be suspended as provided in Subsection (a) of this Section unless the Plan Administrator notifies the Participant of the suspension by personal delivery or first class mail during the first calendar month in which payments are to be suspended.  The notification shall contain a description of the specific reasons why payments is being suspended, a general description of the provisions of the Plan relating to the suspension of benefits and a copy of those provisions, a statement to the effect that applicable Department of Labor regulations may be found in Section 2530.203-3 of the Code of Federal Regulations and a statement that the Participant may employ the claims procedures described in Plan Section 9 in order to obtain a review by the Plan Administrator of its decision to suspend payment.  If a reduction or offset is to be made to a Participant’s pension under Subsection (c) of this Section, the notification shall also describe the periods of employment with respect to which payments were previously made from the Plan and during which the Participant performed substantial service for a Plan Sponsor, the amount of pension subject to reduction or offset and the manner in which the Plan intends to reduce or offset the retirement benefit.

(e)     A Participant who is receiving a pension must notify the Plan Administrator of any employment, and in connection therewith the Plan Administrator shall be entitled to request from the Participant any reasonable information which the Plan Administrator deems necessary to verify whether or not the Participant is employed.  The Plan Administrator may, at any times and at any frequency as it deems reasonable, require any Participant who is receiving a pension, as a condition to receiving any future pension payments, to certify to the Plan Administrator in writing that he is unemployed or to provide information sufficient to establish that he is not performing substantial service for any Plan Sponsor.  If the Plan Administrator becomes aware that a Participant who is receiving a pension from the Plan is employed and is performing substantial service in a month for a Plan Sponsor and has not notified the Plan Sponsor of that employment, the Plan Administrator shall be entitled, unless it is unreasonable under the circumstances to do so, to assume that the Participant has performed substantial service for that month.

(f)     A Participant who is receiving a pension shall be entitled to request the Plan Administrator to determine whether any specific contemplated employment for a Plan Sponsor by the Participant will constitute substantial service.  Any request shall be treated as a claim for benefits under Plan Section 9, and accordingly the Participant shall be required to follow the claims procedure described in Plan Section 9 in presenting a request.

(g)     In order to be entitled to the resumption of payment of a pension, the Participant must notify the Plan Administrator in writing that he has ceased to perform substantial service.  The notification by the Plan Administrator which is described in Subsection (d) of this Section shall describe the procedure which the Participant must follow in notifying the Plan Administrator that he has ceased to perform substantial service for a Plan Sponsor and shall include the forms which the Participant must file with the Plan Administrator in connection therewith.

(h)     If a Participant, the payment of whose pension has been suspended, resumes employment with a Plan Sponsor, his pension shall be recomputed upon his subsequent retirement to reflect payments previously paid to him.

6.7     Restrictions on Payments to Highly Compensated Employees.

(a)     Notwithstanding anything contained to the contrary in this Plan, the annual payments to a Participant who is among the twenty-five (25) highly compensated employees (within the meaning of Code Section 414(q)) who receive during their most recent year of employment with a Plan Sponsor the greatest Annual Compensation (determined without regard to the Annual Compensation Limit) shall not exceed an amount equal to the payments that would be made on behalf of the Participant under a single life annuity that is the Actuarial Equivalent of the sum of the Participant’s Accrued Benefit and the Participant’s “other benefits” under the Plan.  For purposes of this Section, “other benefits” includes loans in excess of the amounts set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Participant, and any death benefit which is payable from the Plan not provided for by insurance on the Participant’s life.

(b)     The restrictions of this Section will not apply, however, if:

(1)     after payment to a Participant described in this Section of all benefits described in this Section, the value of the Fund equals or exceeds 110% of the value of the Plan’s current liabilities, as defined in Code Section 412(1)(7) or any successor provision pursuant to Treasury Regulations under Code Section 401(a)(4);

(2)     the value of the benefits described in this Section for a Participant described in this Section is less than one percent (1%) of the value of the Plan’s current liabilities, as defined in Code Section 412(l)(7) or any successor provision pursuant to Treasury Regulations under Code Section 401(a)(4);

(3)     the value of the benefits for a Participant described in this Section does not exceed $5,000; or

(4)     the Plan has terminated and the benefit received by the Participant is non-discriminatory under Code Section 401(a)(4).

(c)     Furthermore, the restrictions of this Section will not apply if, prior to the receipt of the otherwise restricted amount, the Participant enters into a written agreement with the Plan Administrator to secure repayment to the Plan of the otherwise restricted amount.  The otherwise restricted amount is the excess of the amounts distributed to the Participant (accumulated with reasonable interest) over the amounts that could have been distributed to the Participant under Subsection (a) above (accumulated with reasonable interest).  The Participant may secure repayment of the otherwise restricted amount upon distribution by:

(1)     Entering into an agreement for promptly depositing in escrow with an acceptable depositary property having a fair market value equal to at least one hundred twenty-five percent (125%) of the otherwise restricted amount;

(2)     Providing a bank letter of credit in an amount equal to at least one hundred percent (100%) of the otherwise restricted amount; or

(3)     Posting a bond equal to at least one hundred percent (100%) of the otherwise restricted amount.

6.8     Direct Rollovers.  Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 6, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of a distribution pursuant to this Section which is an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover so long as all Eligible Rollover Distributions to a Distributee for a calendar year total or are expected to total at least $200 and, in the case of a Distributee who elects to directly receive a portion of an Eligible Rollover Distribution and directly roll the balance over to an Eligible Retirement Plan, the portion that is to be directly rolled over totals at least $500.  An Eligible Rollover Distribution to which Code Sections 401(a)(11) and 417 do not apply may commence as soon as practicable but no sooner than the eighth day after the notice required by Treasury Regulations Section 1.411 (a)-11(c) is given, provided that:

(a)     the Plan Administrator clearly informs the Distributee that the Distributee has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution and a particular distribution option; and

(b)     the Distributee and, if spousal consent is otherwise required by the provisions of this Plan, the spouse of the Distributee, after receiving the notice, affirmatively waive the 30-day period.

6.9     Limitations on Accelerated Benefit Distributions.  The following restrictions shall apply to the payment of benefits under the Plan except to the extent the Plan is exempt from the requirements of this Section 6.9 by reason of Code Section 436(d)(4).

(a)     If the Plan’s Funding Target Attainment Percentage for any Plan Year is less than sixty percent (60%), the Plan shall not make any Prohibited Payment after the valuation date for such Plan Year.

(b)    If the Plan’s Funding Target Attainment Percentage is at least sixty percent (60%), but less than eighty percent (80%), the Plan may not make any Prohibited Payment after the valuation date for such Plan Year to the extent the amount of such Prohibited Payment exceeds the lesser of:

(1)     fifty percent (50%) of the amount of the payment which could be made without regard to this Subsection; or

(2)     the present value (determined under guidance prescribed by the PBGC, using the interest and mortality assumptions under Code Section 417(e)) of the maximum guarantee with respect to the Participant under ERISA Section 4022;

provided, however, that only one payment under this Subsection may be made to a Participant, his Beneficiary and his “alternate payee” (as defined in Code Section 414(p)) under a “qualified domestic relations order” (as defined in Code Section 414(p)) with respect to such Participant’s Accrued Benefit for any period of consecutive Plan Years to which the limitation of this Subsection applies.  The allocation of the payment among the Participant, his Beneficiary, and his alternate payee shall be in the same manner as the allocation of the Accrued Benefit, unless the qualified domestic relations order provides otherwise.

(c)     If the Plan Sponsor is a debtor in a case under Title 11 of the United States Code or similar Federal or state law, the Plan may not pay any Prohibited Payment until either (1) the Plan Sponsor ceases to be a debtor in any such case, or (2) the Actuary certifies that the Funding Target Attainment Percentage of the Plan is not less than one hundred percent (100%).

(d)     For purposes of this Section, a “Prohibited Payment” means:

(1)     Any payment in excess of the monthly amount paid under a single life annuity (plus any social security supplements described in the last sentence of Code Section 411(a)(9)), to any Participant or Beneficiary whose annuity starting date occurs during any period that a limitation under this Section is in effect;

(2)     Any payment for the purchase of an irrevocable commitment from an insurer to pay benefits; or

(3)     Any other payment specified in regulations issued by the Secretary of the Treasury under Code Section 436(d)(5)(C).

(e)     Notwithstanding any other provision of this Plan, this Section shall be construed in a manner which is consistent with Code Sections 430 and 436 and the rulings and regulations issued thereunder.

6.10     Limitation on Unpredictable Contingent Event Benefits.  Effective as of January 1, 2008, notwithstanding anything in the Plan to the contrary:

(a)     If a Participant is entitled to an Unpredictable Contingent Event Benefit that is payable in a Plan Year, such benefit will not be provided to the Participant if the Funding Target Attainment Percentage for such Plan Year either

(1)     is less than sixty percent (60%); or

(2)     would be less than sixty percent (60%) taking into account the payment of such benefit.

(b)     Notwithstanding the foregoing, Subsection (a) of this Section will not apply for any Plan Year (effective as of the first day of such Plan Year), upon payment by a Plan Sponsor of a contribution (in addition to any minimum required contribution for the Plan Year) equal to:

(1)     In the case of paragraph (a)(i) of this Section, the amount of the increase in the funding target of the Plan (pursuant to Code Section 430) for the Plan Year attributable to the Unpredictable Contingent Event Benefit; or

(2)     In the case of Paragraph (a)(ii) of this Section, the amount sufficient to result in a funding target attainment percentage (as defined in Code Section 430(d)(2)) of at least sixty percent (60%).

(c)     For purposes of this Section, “Unpredictable Contingent Event Benefit” is any benefit payable solely by reason of:

(1)     a plant shutdown or similar event, as determined by the Secretary of the Treasury; or

(2)     any event other than the attainment of any age, performance of any service, receipt or derivation of any compensation, or occurrence of death or disability.

(d)     Notwithstanding any other provision of this Plan, this Section shall be construed in a manner which is consistent with Code Sections 430 and 436 and the rulings and regulations issued thereunder.

SECTION 7

PAYMENT OF BENEFITS ON TERMINATION OF EMPLOYMENT OR DEATH

7.1     Termination of Employment.  Transfer of a Participant from one Plan Sponsor to another Plan Sponsor or to an Affiliate shall not be deemed for any purpose under the Plan to be a termination of employment of the Participant. For purposes of this Section only, Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. shall be deemed to be Affiliates of the Primary Sponsor from and after the effective date of the distributions of the common stock of Morrison Fresh Cooking, Inc. and of the common stock of Morrison Health Care, Inc. to the stockholders of the Primary Sponsor.

7.2     Timing of Payment of Vested Accrued Benefit. If a Participant ceases to be an Employee for any reason other than the attainment of Retirement Date, he, or his surviving spouse, shall be entitled to receive that portion of his Accrued Benefit in which he is vested as of his termination of employment according to the following vesting schedule:

Full Years of Vesting Service	Percentage Vested
Less than Five	0%
Five or more	100%

The pension payable to a Participant, or his surviving spouse, shall be determined in a similar manner as the pension payable pursuant to Plan Section 5.2 is determined but based on his years of Credited Service (and Benefit Service) as of his termination of employment.  Such pension shall commence on what would have been his Normal Retirement Date, except that the pension payable to a Participant or his surviving spouse, who consents to payment prior to what would have been his Normal Retirement Date shall commence upon, or any time after, what would have been his Early Retirement Date, reduced by the applicable factors pursuant to Plan Section 1.2 for each year by which the commencement of such pension precedes the Participant’s Normal Retirement Date.  The pension shall be payable pursuant to Plan Section 6; or Section 4.2, as applicable. Notwithstanding the foregoing, if the present value Actuarial Equivalent of a Participant’s vested Accrued Benefit is $5,000 or less, payment shall be made with a reasonable period of time after the end of the Plan Year in which the Participant’s termination of employment occurs.  However, in the event of a mandatory distribution that is greater than $1,000, if the Participant does not elect, in accordance with Plan sections 6.2(d) and 6.2(e), to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover, or consent to receive the distribution directly, then the Plan Administrator may elect to leave the Participant’s Accrued Benefit in the Plan until the earlier of (i) the Participant’s Normal Retirement Date, or (ii) the time the Plan Administrator pays the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator

7.3     Forfeitures. As of a Participant’s death or termination of employment, that portion of his Accrued Benefit in which he is not vested shall be forfeited, and any forfeitures resulting from the operation of this Section 7 shall be used to reduce the cost of the Plan by reducing future Plan Sponsor contributions.

                7.4     Cashout/Buyback

(a)     For the purpose of determining a Participant’s Accrued Benefit only, the Plan shall disregard years of Credited Service (and Benefit Service) performed by the Participant with respect to which the Participant received a distribution of the present value of his vested Accrued Benefit attributable to his years of Credited Service and Benefit Service.  For this purpose, a nonvested Participant shall be deemed to have received a distribution of zero dollars.

(b)     In the case of a cash out described in Plan Section 7.4(a) which is less than the lump sum present value of the Participant’s vested Accrued Benefit immediately prior to the distribution, the Accrued Benefit due to his termination of participation in the Plan attributable to Credited Service (and Benefit Service) that is not required to be taken into account is the Accrued Benefit multiplied by a fraction, the numerator of which is the amount of the distribution and the denominator of which is the lump sum present value of his total vested Accrued Benefit immediately prior to the distribution.

(c)     The Accrued Benefit of a Participant which is disregarded under Plan Section 7.4(a) shall be restored upon repayment to the Plan of the full amount of the distribution with interest on that amount compounded annually at the rate of 120% of the federal mid-term rate as in effect under Code Section 1274 at the beginning of each Plan Year from the date of distribution to the date of repayment, or upon reemployment if the Participant received a deemed distribution of zero dollars; provided that:

(1)     The distribution received under Plan Section 7.4(a) was less than the lump sum present value of the Participant’s Accrued Benefit, and

(2)     The Participant resumes employment covered under the Plan and makes repayment within five years of the resumption of employment.

7.5     Change to Vesting Schedule. In the event that an amendment to the Plan directly or indirectly changes the vesting schedule of the Plan, the vested percentage for each Participant accumulated to the date when the amendment is adopted shall not be reduced as a result of such amendment.  In addition, any Participant with at least three (3) years of Vesting Service may irrevocably elect to remain under the vesting schedule in operation prior to the amendment with respect to benefits accrued both before and after the amendment.

SECTION 8

ADMINISTRATION OF THE PLAN

8.1     Trust Agreement.  The Primary Sponsor shall enter into a Trust with the Trustee for the management of the Fund, which Trust shall form a part of the Plan and is incorporated herein by reference.

8.2     Operation of the Plan Administrator.  The Primary Sponsor shall appoint the Plan Administrator.  If an organization is appointed to serve as the Plan Administrator, then the Plan Administrator may designate in writing a person who may act on behalf of the Plan Administrator.  The Primary Sponsor shall have the right to remove the Plan Administrator at any time by notice in writing.  The Plan Administrator may resign at any time by written notice of resignation to the Trustee and the Primary Sponsor.  Upon removal or resignation, or in the event of the dissolution of the Plan Administrator, the Primary Sponsor shall appoint a successor.

8.3     Fiduciary Responsibility.

(a)     The Plan Administrator, as a Named Fiduciary, may allocate its fiduciary responsibilities among Fiduciaries, other than the Trustee, designated in writing by the Plan Administrator and may designate in writing other persons (other than the Trustee) to carry out its fiduciary responsibilities under the Plan.  The Plan Administrator may remove any such person designated to carry out its fiduciary responsibilities under the Plan by notice in writing to such person.

(b)     The Plan Administrator and each other Fiduciary may employ persons to perform services and to render advice with regard to any of the Fiduciary’s responsibilities under the Plan.  Charges for all services performed shall be directly paid by the Fund.

(c)     To the extent not prohibited by law, each Plan Sponsor shall indemnify and hold harmless each person constituting the Plan Administrator from and against any and all claims, losses, costs, expenses (including, without limitation, attorney’s fees and court costs), damages, actions or causes of action arising from, on account of or in connection with the performance by such person of his duties in such capacity, other than such of the foregoing arising from, on account of or in connection with the willful neglect or willful misconduct or gross negligence of such person so acting.

8.4     Duties of the Plan Administrator.

(a)     The Plan Administrator shall advise the Trustee with respect to all payments made under the terms of the Plan and shall direct the Trustee in writing to make such payments; provided, however, in no event shall the Trustee be required to make payments if the Trustee has actual knowledge that the payments are contrary to the terms of this Plan or the Trust.

(b)     The Plan Administrator shall establish rules, not contrary to the provisions of the Plan and the Trust, for the administration of the Plan and the transaction of its business.  All elections and designations to be made under the Plan by a Participant or Beneficiary shall be made on forms prescribed by the Plan Administrator.  The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits.  All determinations of the Plan Administrator shall be conclusive and binding on all parties, including, without limitation, Employees, Participants, Beneficiaries, and Fiduciaries, subject to the provisions of the Plan and the Trust and subject to applicable law.

(c)     The Plan Administrator shall furnish Participants and Beneficiaries with all disclosures now or hereafter required by ERISA or the Code.  The Plan Administrator shall file the various reports and disclosures concerning the Plan and its operations as required by ERISA and by the Code, and shall be responsible for maintaining all records of the Plan.

(d)     The statement of specific duties for a Plan Administrator in this Section 8.4 is not in derogation of any other duties which a Plan Administrator has under the provisions of the Plan or the Trust or under applicable law.

8.5     Investment Manager.  The Primary Sponsor may, by action in writing certified by notice to the Trustee, appoint an investment manager.  Any Investment Manager may be removed in the same manner in which appointed, and in the event of removal, the investment Manager shall, as soon as possible, but in no event more than thirty (30) days after notice of removal, turn over all assets managed by it to the Trustee or to any successor investment Manager appointed, and shall make a full accounting to the Primary Sponsor with respect to all assets managed by it since its appointment as an Investment Manager.

8.6     Investment Committee.  The Primary Sponsor may, by action in writing certified by notice to the Trustee, appoint an Investment Committee to direct the investment of the Plan.  The Investment Committee shall consist of one or more persons and the Primary Sponsor shall have the right to remove any person constituting any part of the Investment Committee at any time by notice in writing to such person.  A person constituting any part of the Investment Committee may resign at any time by written notice of resignation to the Primary Sponsor.  Upon removal, resignation or death, the Primary Sponsor may appoint a successor to that person.  Until a successor has been appointed, the remaining persons constituting the Investment Committee may continue to act as the Investment Committee.

8.7     Action by the Primary Sponsor or a Plan Sponsor.  Any action to be taken by the Primary Sponsor or a Plan Sponsor shall be taken by resolution or written direction duly adopted by its board of directors or appropriate governing body; provided, however, that by resolution or written direction, the board of directors or appropriate governing body may delegate to any officer or other appropriate person the authority to take any such actions as may be specified in such resolution or written direction.

8.8     Employees of Commonly Controlled Businesses.  Except as provided in Section 3 of Appendix B to the Plan, all employees of all corporations which are members of a controlled group of corporations (as defined in Section 414(b) of the Code), all employees of all trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code), and all employees of all corporations, partnerships, or other organizations which are members of an affiliated service group (as defined in Section 414(m) of the Code) and all employees of any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Section 414(o) of the Code shall be treated as employed by a single employer.

8.9     Appeals Fiduciary. The Primary Sponsor shall appoint an Appeals Fiduciary. The Appeals Fiduciary shall be required to review claims for benefits payable due to a Participant’s Disability that are initially denied by the Plan Administrator and for which the claimant requests a full and fair review pursuant to Section 9.4.  The Appeals Fiduciary may not be the individual who made the initial adverse determination with respect to any claim he reviews and may not be a subordinate of any individual who made the initial adverse determination.  The Appeals Fiduciary may be removed in the same manner in which appointed or may resign at any time by written notice of resignation to the Primary Sponsor.  Upon such removal or resignation, the Primary Sponsor shall appoint a successor.

8.10     Corrective Action.  Notwithstanding any provision of the Plan to the contrary, the Plan Sponsor may make corrective contributions, allocations, or distributions or take any other corrective action required to comply with, or otherwise permitted by, any program provided pursuant to applicable law, including without limitation the Employee Plans Compliance Resolution System or any successor guidance.

SECTION 9

CLAIM REVIEW PROCEDURE

9.1     Notice of Denial. If a Participant (or other person entitled to file a claim for benefits under ERISA) (a “claimant”) is denied a claim for benefits under the Plan, the Plan Administrator shall provide to the claimant written notice of the denial within ninety (90) days (forty-five (45) days with respect to a denial of any claim for benefits due to the Participant’s Disability) after the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim.  If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period.  In no event shall the extension exceed a period of ninety (90) days (thirty (30) days with respect to a claim for benefits due to the Participant’s Disability) from the end of such initial period.  With respect to a claim for benefits due to the Participant’s Disability, an additional extension of up to thirty (30) days beyond the initial 30-day extension period may be required for processing the claim.  In such event, written notice of the extension shall be furnished to the claimant within the initial 30-day extension period.  Any extension notice shall indicate the special circumstances requiring the extension of time, the date by which the Plan Administrator expects to render the final decision, the standards on which entitlement to benefits are based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues.

9.2     Contents of Notice of Denial. If a claimant is denied a claim for benefits under a Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:

(a)     the specific reasons for the denial;

(b)     specific references to the pertinent provisions of the Plan on which the denial is based;

(c)     a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(d)     an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Sections 502(a) of ERISA following an adverse benefit determination on review;

(e)     in the case of a claim for benefits due to a Participant’s Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request; and

(f)     in the case of a claim for benefits due to a Participant’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request.

9.3     Right to Review. After receiving written notice of the denial of a claim or that a domestic relations order is a qualified domestic relations order, a claimant or his representative shall be entitled to:

(a)     request a full and fair review of the denial of the claim or determination that a domestic relations order is a qualified domestic relations order by written application to the Plan Administrator (or Appeals Fiduciary in the case of a claim for benefits payable due to a Participant’s Disability);

(b)     request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim;

(c)     submit written comments, documents, records, and other information relating to the denied claim to the Plan Administrator or Appeals Fiduciary, as applicable; and

(d)     a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

9.4     Application for Review.

(a)     If a claimant wishes a review of the decision denying his claim to benefits under the Plan, other than a claim described in Subsection (b) of this Section 9.4, or if a claimant wishes to appeal a decision that a domestic relations order is a qualified domestic relations order, he must submit the written application to the Plan Administrator within sixty (60) days after receiving written notice of the denial or notice that the domestic relations order is a qualified domestic relations order.

(b)     If the claimant wishes a review of the decision denying his claim to benefits under the Plan due to a Participant’s Disability, he must submit the written application to the Appeals Fiduciary within one hundred eighty (180) days after receiving written notice of the denial.  With respect to any such claim, in deciding an appeal of any denial based in whole or in part on a medical judgment (including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate), the Appeals Fiduciary shall

(1)     consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment; and

(2)    identify the medical and vocational experts whose advice was obtained on behalf of the Plan in connection with the denial without regard to whether the advice was relied upon in making the determination to deny the claim.

Notwithstanding the foregoing, the health care professional consulted pursuant to this Subsection (b) shall be an individual who was not consulted with respect to the initial denial of the claim that is the subject of the appeal or a subordinate such individual.

9.5     Hearing. Upon receiving such written application for review, the Plan Administrator or Appeals Fiduciary, as applicable, may schedule a hearing for purposes of reviewing the claimant’s claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator or Appeals Fiduciary received such written application for review.

9.6     Notice of Hearing. At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing.  The claimant or his representative, if any, may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

9.7     Counsel. All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

9.8     Decision on Review. No later than sixty (60) days (forty-five (45) days with respect to a claim for benefits due to the Participant’s Disability) following the receipt of the written application for review, the Plan Administrator or the Appeals Fiduciary, as applicable, shall submit its decision on the review in writing to the claimant involved and to his representative, if any, unless the Plan Administrator or Appeals Fiduciary determines that special circumstances (such as the need to hold a hearing) require an extension of time, to a day no later than one hundred twenty (120) days (ninety (90) days with respect to a claim for benefits due to the Participant’s Disability) after the date of receipt of the written application for review.  If the Plan Administrator or Appeals Fiduciary determines that the extension of time is required, the Plan Administrator or Appeals Fiduciary shall furnish to the claimant written notice of the extension before the expiration of the initial sixty (60) day (forty-five (45) days with respect to a claim for benefits due to the Participant’s Disability) period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator or Appeals Fiduciary expects to render its decision on review.  In the case of a decision adverse to the claimant, the Plan Administrator or Appeals Fiduciary shall provide to the claimant written notice of the denial which shall include:

(a)     the specific reasons for the decision;

(b)     specific references to the pertinent provisions of the Plan on which the decision is based;

(c)     a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d)     a statement describing any available voluntary appeal procedures (if any) and of the claimant’s right to obtain information about such procedures as required by ERISA and a statement of the claimant’s right to bring an action under Section 502(a) of ERISA following the denial of the claim upon review;

(e)     in the case of a claim for benefits due to the Participant’s Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request;

(f)     in the case of a claim for benefits due to a Participant’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request; and

(g)     in the case of a claim for benefits due to a Participant’s Disability, a statement regarding the availability of other voluntary alternative dispute resolution options.

SECTION 10

LIMITATION OF ASSIGNMENT PAYMENTS TO LEGALLY

INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS

10.1     Anti-Alienation. No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge same shall be void.  No benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment legal process for, or against, any person, and the same shall not be recognized under the Plan, except to such extent as may be required by law.  If any person who shall be entitled to any benefit under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the benefit under the Plan, then the payment of that benefit shall, in the discretion of the Plan Administrator, terminate and in that event the Trustee shall hold or apply the same for the benefit of such person, his spouse, children, other dependents or any of them in the manner and proportion as the Plan Administrator shall determine.  Notwithstanding the above, this Section shall not apply to a qualified domestic relations order (as defined in Section 414(p) of the Code), and benefits may be paid pursuant to the provisions of such an order.  The Plan Administrator shall develop procedures in accordance with applicable federal regulations to determine whether a domestic relations order is qualified, and, if so, the procedures for complying therewith.

10.2     Exceptions to Anti-Alienation.  Notwithstanding any other provision of the Plan, the benefit of a Participant shall be subject to legal process and may be assigned, alienated or attached pursuant to a court judgment or settlement provided:

(a)     such Participant is ordered or required to pay the Plan in accordance with the following:

(1)     a judgment or conviction for a crime involving the Plan;

(2)     a civil judgment entered by a court in an action brought in connection with a violation of part 4 of subtitle B of Title I of ERISA; or

(3)     a settlement agreement between such Participant and the Secretary of Labor, in connection with a violation (or alleged violation) of part 4 of subtitle B of Title I of ERISA by a fiduciary or any other person; and

(b)     the judgment, order, decree, or settlement agreement shall expressly provide for the offset of all or part of the amount ordered or required to be paid to the Plan against such Participant’s benefits under the Plan.

10.3     Minors and Incompetents.  Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of the minor or incompetent, or to cause the same to be paid to the minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of the minor or incompetent if one has been appointed or to cause the same to be used for the benefit of the minor or incompetent.

10.4      Missing Recipients. If the Plan Administrator cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Plan Administrator may direct that the payment and all remaining payments otherwise due to the person be cancelled on the records of the Plan and the amount thereof applied as a forfeiture in accordance with Plan Section 7.3, except that, in the event the person later notifies the Plan Administrator of his whereabouts and requests the payments due to him under the Plan, the Plan Sponsor shall contribute to the Plan an amount equal to be paid to him as soon as administratively feasible.

10.5     Non-Liability.  Any payment to a person, or to the legal representative of a person in accordance with the provisions of this Plan, shall to the extent thereof be in full satisfaction of all claims under this Plan against the Trustee, the Plan Administrator and the Plan Sponsor, any of whom may require such person as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Plan Administrator, or the Plan Sponsor, as the case may be. The Plan Sponsor does not guarantee the Trust, or any person entitled to a benefit under the Plan against loss of or depreciation in value of any right or benefit that any of them may acquire under the terms of this Plan. All of the benefits payable under this Plan shall be paid or provided solely from the Trust, and the Plan Sponsor does not assume any liability or responsibility for payment of such benefits.

SECTION 11

PROHIBITION AGAINST DIVERSION

At no time shall any part of the Fund be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, subject, however, to the payment of all taxes and administrative expenses and subject to the provisions of the Plan with respect to returns of contributions.  Expenses incurred in the administration of the Plan shall be paid from the Trust, to the extent permitted by ERISA, unless such expenses are paid by the Plan Sponsor; provided, further, that the Plan Sponsor may be reimbursed by the Fund, to the extent permitted by ERISA, for Plan expenses originally paid by the Plan Sponsor.

SECTION 12

LIMITATION OF RIGHTS

Neither the Plan, the Trust nor the fact of Plan participation shall give any Employee or other person any right except to the extent that the right is specifically fixed under the terms of the Plan and the Fund is sufficient therefor.  The establishment of the Plan shall not be construed to give any Employee a right to continue in the employ of a Plan Sponsor or as interfering with the right of the Plan Sponsor to terminate the employment of any Employee at any time.

SECTION 13

AMENDMENT AND TERMINATION

13.1     Right to Amend or Terminate Plan.  The Primary Sponsor reserves the right at any time to modify, amend, or terminate the Plan or the Trust in whole or in part by notice thereof in writing delivered to the Trustee; provided, however,

(a)     that the Primary Sponsor shall have no power to modify or amend the Plan in such manner as would cause or permit any portion of the funds held under the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of any funds held under the Plan to become the property of a Plan Sponsor;

(b)     the duties or liabilities of the Trustee shall not be increased without the Trustee’s written consent; and

(c)     no amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become vested and nonforfeitable may take effect in any Plan Year if the Funding Target Attainment Percentage for the Plan Year is either

(1)     less than eighty percent (80%); or

(2)     eighty percent (80%) or more, but would be less than eighty percent (80%) if the benefits attributable to the amendment were taken into account in determining the Funding Target Attainment Percentage;

provided, however that the restriction in this Subsection shall not apply (i) as of the later of the first day of the Plan Year or the effective date of the amendment  upon payment by the Plan Sponsor of a contribution to the Trust (in addition to any minimum required contribution under Code Section 430) equal to, in the case of Paragraph (1), the amount of the increase in the funding target of the Plan (under Code Section 430) for the Plan Year attributable to the amendment, or in the case of Paragraph (2), the amount sufficient to result in a Funding Target Attainment Percentage of eighty percent (80%) or greater; or (ii) to an amendment that increases benefits under a formula that is not based on a Participant’s compensation, but only if the rate of increase in benefits does not exceed the contemporaneous rate of increase in average wages of Participants covered by the amendment.

In the event of termination of the Plan, the benefit of each Participant who is a former or present highly compensated employee as defined in Code Section 414(q) is limited to a benefit that is non-discriminatory under Code Section 401(a)(4).  No modifications or amendments shall have the effect of retroactively changing or depriving Participants or Beneficiaries of rights already accrued under the Plan.  No Plan Sponsor other than the Primary Sponsor shall have the right to so modify, amend or terminate the Plan or the Trust.

13.2     Right to Terminate by Adopting Affiliate.  Each Plan Sponsor, other than the Primary Sponsor, shall have the right to terminate its participation in the Plan and Trust by the adoption of a resolution of its board of directors or other appropriate governing body and the giving of notice in writing to the Primary Sponsor and the Trustee, unless the termination would result in the disqualification of the Plan or the Trust as to any other Plan Sponsor.  If contributions by or on behalf of a Plan Sponsor completely and permanently cease, the Plan and Trust shall be deemed terminated as to such Plan Sponsor, provided, however, that if contributions of a Plan Sponsor completely and permanently cease in connection with a bankruptcy proceeding where that Plan Sponsor is the bankrupt entity, such circumstances, in and of themselves, shall not cause any portion of the Plan and Trust to be deemed terminated.  In the event of the termination of the Plan, the benefits payable to any “highly compensated employee,” as defined in Code Section 414(q), is limited to an amount that is nondiscriminatory under Code Section 401(a)(4).

13.3     Notice of Termination.  In the event that the Primary Sponsor shall desire to terminate the Plan, within meaning of Section 4041 of ERISA, the Plan Administrator shall notify the PBGC, each Participant, each Beneficiary, and each other affected party of the proposed termination of the Plan in accordance with the provisions of the Single-Employer Pension Plan Amendments Act of 1986 (“SEPPAA”) and regulations issued by the PBGC thereunder.  Amounts paid from the Fund pursuant to a termination of the Plan and final distribution of the Fund shall be in accordance with Section 13.4 of the Plan, subject to SEPPAA and regulations issued by the PBGC thereunder.

13.4     Priority Categories. In the event of the termination of the Plan in accordance with Section 4041 of ERISA, the assets of the Plan shall be distributed in accordance with Section 4044 of ERISA and any regulations issued thereunder.  In order that the assets of the Plan may be properly allocated, the total benefits payable under the Plan shall be divided with respect to each affected Participant among the priority categories (a) through (g) set forth below.  Each affected Participant’s benefit assigned to a particular priority category shall then be separated between basic benefits and non-basic benefits.  The Plan Administrator shall then value each type of benefit in each priority category in accordance with the valuation factors prescribed by the PBGC, and shall then allocate the assets of the Plan sequentially to the following priority categories:

(a)     That portion, if any, of each Participant’s Accrued Benefit which is derived from his voluntary employee contributions.

(b)     That portion, if any, of each Participant’s Accrued Benefit which is derived from his mandatory employee contributions.

(c)     Those benefits, excluding any increases in such benefits resulting from Plan amendments during the preceding five (5) years, payable as an annuity under the terms of the Plan to all Participants and Beneficiaries:

(1)     to whom benefits have been in pay status for at least three (3) years prior to the date of the Plan’s termination, taking the lowest benefit in pay status during such three (3) year period, and

(2)     to whom benefits (other than those described in the foregoing priority (c)(1)) would have been in pay status as of the beginning of such three (3) year period had an eligible Participant actually retired on a retirement date prior to the beginning of such three (3) year period, as if such benefits had commenced as a Normal Fund Payment as of the beginning of such three (3) year period.

(d)     Those basic benefits, other than those benefits payable pursuant to the foregoing priority categories (b) and (c) to which Participants or their Beneficiaries are entitled, or would be, entitled if their employment were terminated on the date of the Plan’s termination, to the extent such benefits are guaranteed by the PBGC.  For purposes of this Section, the term “basic benefits” means the type of benefits which are, or would be, guaranteed under Section 4022 of ERISA and the regulations issued thereunder, without regard to the limitations set forth in Section 4022(b) of ERISA.

(e)     All other benefits payable in which such Participant is vested as of the date of its termination; provided, however, that if the Plan assets are insufficient to satisfy in full the benefits provided pursuant to this priority category (e), the available assets shall be allocated in accordance with Section 13.6 of the Plan.

(f)     All other benefits provided for under the Plan.

(g)     If any assets remain as a result of actuarial error after complete allocation pursuant to this Section 13.4, such remaining assets shall be paid to the terminating Plan Sponsor.

13.5     Insufficient Assets. In the event Plan assets shall be insufficient to provide in full the benefits of the entire class of individuals described within any priority category other than priority category (e), the available assets for such class shall be allocated among the Participants of that class and their Beneficiaries, pro rata among such individuals on the basis of the present value (as of the Participating Plan’s termination date) of their respective benefits as described in such Section 4044.

13.6     Insufficient Assets for Category (e) In the event that the assets available for allocation under Section 13.4(e) are insufficient to satisfy in full the benefits of Participants described within that Section, the available assets for such class shall be allocated on the basis of the benefits of Participants of that class and their Beneficiaries, based upon the Plan as in effect at the beginning of the five (5) year period ending on the date of termination; or, if additional assets remain available for allocation under such Section 13.4(e), the available assets shall be allocated on the basis of the Plan as amended by the most recent amendment to the Plan effective during such five (5) year period, under which the assets available for allocation are sufficient to satisfy in full the benefits of the class of individuals described in Section 13.4(e) and any assets thereafter remaining to be allocated under such Section 13.4(e) shall be allocated on the basis of the Plan as amended by the next succeeding amendment to the Plan effective during such five (5) year period.

13.7     Benefits Payable.  The Plan Administrator may direct that any benefit payable in accordance with Section 13.4 shall be provided through the continuance of the existing Trust or through the purchase of annuity contracts from an insurance company, or by a combination thereof.

13.8     Merger or Consolidation.  In the case of any merger or consolidation of the Plan with, or any transfer of the assets or liabilities of the Plan to any other plan qualified under Code Section 401, the terms of the merger, consolidation or transfer shall be such that each Participant in the Plan would receive (in the event of termination of the Plan or its successor immediately thereafter) a benefit which is no less than the benefit which such Participant would have received in the event of termination of the Plan immediately before the merger, consolidation or transfer.

13.9     Full Vesting.  Subject to the limitations on entitlements to benefits contained in this Section 13 and in Section 14 of the Plan, in the event of the termination or partial termination of the Plan, each affected Participant’s Accrued Benefit as of the date of such termination or partial termination, to the extent funded as of such date, shall be fully vested, notwithstanding the provisions of Section 7.3.

13.10     Elimination of Benefits. A Plan amendment--

(a)     which eliminates or reduces an early retirement benefit, if any, or which eliminates or reduces a retirement-type subsidy (as defined in regulations issued by the Department of the Treasury), if any, or

(b)     which eliminates an optional form of benefit,

shall not be effective with respect to benefits attributable to service before the amendment is adopted.  In the case of a retirement-type subsidy described in Subsection (a) of this Section, this Section shall be applicable only to a Participant who satisfies, either before or after the amendment, the preamendment conditions for the subsidy.

13.11     Assumption of Plan; Transfer of Assets.  If the Primary Sponsor merges or consolidates with or into a corporation, or if substantially all of the assets of the Primary Sponsor are transferred to another business, the Plan hereby created shall terminate on the effective date of such merger, consolidation or transfer.  However, if the surviving corporation resulting from such merger or consolidation, or the business to which the Primary Sponsor’s assets have been transferred, adopts this Plan, it shall continue and such corporation or business shall succeed to all rights, powers and duties of the Primary Sponsor hereunder.  The employment of any Employee who continues in the employ of such successor corporation or business shall not be deemed to have been terminated for any purpose hereunder.

In no event shall this Plan be merged or consolidated with any other plan, nor shall there be any transfer of assets or liabilities from this Plan to any other plan, unless immediately after such merger, consolidation or transfer, each Participant’s benefits, if such other plan were then to terminate, are at least equal to or greater than the benefits to which the Participant would have been entitled, had this Plan been terminated immediately before such merger, consolidation, or transfer.

Notwithstanding any other provision hereof to the contrary, to the extent specified in a resolution of the board of directors of the Primary Sponsor, or such person or persons to whom authority has been delegated by such board of directors,  assets and liabilities in an amount determined by the Actuary may be transferred to another company’s qualified plan.  Thereafter, the Primary Sponsor and the Plan shall be completely discharged of all obligations to a Participant, the company to which an employee is transferred and the plan to which assets are transferred.

SECTION 14

ADOPTION OF PLAN BY AFFILIATES

Any trade or business related to the Primary Sponsor by function or operation and any Affiliate, if the trade or business or Affiliate is authorized to do so by a written direction adopted by the Primary Sponsor, may adopt the Plan and Trust by action of the trade of business or Affiliate.  Any adoption shall be evidenced by certified copies of the resolutions indicating the adoption and by the execution of the Trust by the adopting trade or business or Affiliate.  The resolution shall state the Effective Date for the purpose of the adopting trade or business Affiliate and, for the purpose of Code Section 415, the limitation year as to the adopting trade business or Affiliate.  However, if the Plan and Trust as adopted by a trade or business or Affiliate under the foregoing provisions shall fail to receive the initial approval of the Internal Revenue Service as a qualified Plan and Trust, any contributions by the adopting trade or business or Affiliate after payment of all expenses will be returned to the adopting trade or business or Affiliate free of any trust, and the Plan and Trust shall terminate as to the adopting trade or business or Affiliate.

SECTION 15

QUALIFICATION AND RETURN OF CONTRIBUTIONS

15.1     Initial Qualification. If the Plan and the related Trust fail to receive the initial approval of the Internal Revenue Service as a qualified plan, within one (1) year after the date of denial of qualification, the contribution by a Plan Sponsor after payment of all expenses will be returned to the Plan Sponsor of the Plan and the Trust, and the Plan and Trust shall thereupon terminate.

15.2     Return of Contributions. All contributions to the Plan are conditioned upon deductibility under Code Section 404.  To the extent permitted by the Code and other applicable laws and regulations thereunder, upon a Plan Sponsor’s request, a contribution which was made by a mistake-in-fact, or conditioned upon initial qualification or upon the deductibility of the contribution under Section 404 of the Code shall be returned to a Plan Sponsor within one (1) year after the payment of the contribution, the denial of the qualification, or the disallowance of the deduction (to the extent disallowed), whichever is applicable.  The amount to be returned to the Plan Sponsor shall be the excess of the contribution above the amount that would have been contributed had the mistake of fact or the mistake in determining the deduction not occurred, less any net loss attributable to such excess.  Any net income attributable to such excess shall not be returned to the Plan Sponsor.  In the event of a contribution which was conditioned upon initial qualification of the Plan, the amount to be returned to the Plan sponsor shall be all of the assets of the Fund.

SECTION 16

INCORPORATION OF SPECIAL LIMITATIONS

Appendices A, B, C and D to the Plan attached hereto are hereby incorporated by reference and the provisions of the same shall apply notwithstanding anything to the contrary herein.

[Signature is on the following page.]

IN WITNESS WHEREOF, the Primary Sponsor has caused this indenture to be executed as of the day and year first above written.

RUBY TUESDAY, INC.

By:     /s/ Samuel E. Beall, III

Title:  Chairman, CEO and President
ATTEST:

By:     /s/ Scarlett May

Title:  VP, General Counsel and Secretary

[CORPORATE SEAL]

APPENDIX A

LIMITATION ON BENEFITS

SECTION 1

(a)     Notwithstanding any other provision of the Plan, in no event shall the annual pension benefit of a Participant attributable to Plan Sponsor contributions and payable as a straight life annuity at Normal Retirement Age exceed the lesser of (1) the dollar limit in effect under Code Section 415(b)(1)(A) $160,000, subject to adjustment in accordance with regulations issued by the Secretary of Treasury or other applicable provision of law, provided that any adjustment shall be effective as of January 1 of each calendar year and shall be applicable with respect to the limitation year ending with or within each calendar year or (2) 100% of the Participant’s average Annual Compensation for the three consecutive calendar years during which (A) he was a Participant and (B) his aggregate Annual Compensation from a Plan Sponsor was the highest (the “High Consecutive Three Years”).  For purposes of determining a Participant’s High Consecutive Three Years, any “break in service,” within the meaning of Treas. Reg. Section 1.415(b)-1(a)(5)(iii), will be disregarded.

(b)     Effective July 1, 2008, the limitations in Section 1(a) shall be adjusted annually permitting an increase in a Participant’s periodic payments effective for payments due on or after January 1 of the limitation year for which the increase in the limitation year is effective.  The adjusted limitation in Section 1 shall be equal to the greater of the amount that would be permitted without regard to the adjustment multiplied by a fraction, the numerator of which is the limitation under Section 1(a)(1) or Section 1(a)(2), whichever is less, taking into account the adjustment and the denominator of which is the limitation in effect for the immediately preceding limitation year.

(1)     The limitation under Section 1(a)(1) shall be adjusted for each limitation year by multiplying the limitation applicable for the immediately preceding limitation year by an annual adjustment factor, with any result that is not a multiple of $5,000 rounded down to the next lowest multiple of $5,000.  For purposes of this Section 1(b)(1), the “annual adjustment factor” is a fraction, the numerator of which is the value of the applicable index for the calendar quarter ending September 30 of the calendar year preceding the calendar year for which the adjustment is being made and the denominator of which is the value of such index for the calendar quarter beginning July 1, 2001; provided that if the fraction determined under this sentence is less than one (1), then such fraction shall be deemed to be equal to (1).

(2)     The limitation under Section 1(a)(2) shall be adjusted for each limitation year after the Participant’s termination of employment by multiplying the limitation applicable for the immediately preceding limitation year by an annual adjustment factor.  For purposes of this Section 1(c), the “annual adjustment factor” is a fraction, the numerator of which is the value of the “applicable index” for the calendar quarter ending September 30 of the calendar year preceding the calendar year for which the adjustment is being made and the denominator of which is the value of such index for the September 30 of the calendar year prior to the calendar year used in the numerator; provided that if the fraction determined under this sentence is less than one (1), then such fraction shall be deemed to be equal to one (1) and the adjustment factor for future calendar years will be determined in accordance with revenue rulings, notices, or other published guidance prescribed by the Commissioner of the Internal Revenue Service and published in the Internal Revenue Bulletin.  Any rehired Participant’s High Consecutive Three Years will be the amount determined under Section 1(a)(2) or, if greater, the amount determined under Treas. Reg. Section 1.415(d)-1(a)(2)(iii).

(3)     For purposes of this Section 1(b), the “applicable index” is determined consistent with the procedures to adjust benefit amounts under Section 215(i)(2)(A) of the Social Security Act (92 P.L. 336).

(c)     For purposes of determining the annual pension benefit due to Plan Sponsor contributions, a Participant will be treated as having elected a straight life annuity for his own life commencing on the same date as the form of benefit chosen by the Participant, which annuity is the actuarial equivalent of the form of benefit chosen by the Participant.

(1)     For purposes of this Subsection (c), the actuarial equivalent of the Participant’s chosen form of benefit will be determined by whichever of the following factors results in the largest equivalent straight life annuity:

(A)     for benefits to which Code Section 417(e)(3) does not apply the actuarially equivalent straight life annuity benefit is the greater of:

(i)     the annual amount of the straight life annuity (if any) payable to the Participant under the Plan commencing at the same annuity starting date as the form of benefit payable to the Participant; or

(ii)    the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the form of benefit payable to the Participant, computed using a five percent (5%) interest assumption and the applicable mortality table described in Treas. Reg. Section 1.417(e)-1(d)(2) for that annuity starting date.

(B)     for benefits to which Code Section 417(e)(3) applies, the actuarial equivalent straight life annuity is the annual amount of the straight life annuity commencing at the annuity starting date that has the same actuarial present value as the particular form of benefit payable computed using whichever of the following factors yields the greatest benefit:

(i)     the interest rate and mortality table, or tabular factor, specified in the Plan;

(ii)    a five and a half percent (5.5%) interest rate assumption and the applicable mortality table for the distribution under Treas. Reg. Section 1.417(e)-1(d)(2); or

(iii)   the applicable interest rate for the distribution under Treas. Reg. Section 1.417(e)-1(d)(3) and the applicable mortality table for the distribution under Treas. Reg. Section 1.417(e)-1(d)(2), with the amount so computed divided by 1.05.

Notwithstanding the foregoing, for distributions to which Code Section 417(e)(3) applies which have annuity starting dates in the Plan Years beginning in 2004 or 2005, except as provided in Section 101(d)(3) of the Pension Funding Equity Act of 2004 (108 P.L. 218), the actuarial equivalent straight life annuity is the annual amount of the straight life annuity commencing at the annuity starting date that has the same actuarial present value as the particular form of benefit payable, computed using the interest rate and mortality table (or tabular factor) specified in the Plan or a five and a half percent (5.5%) interest rate assumption and the applicable mortality table for the distribution under Treas. Reg. Section 1.417(e)-1(d)(2), whichever yields the greater benefit.

(2)     For purposes of the adjustments under paragraph (1) of this Subsection (c) above, the following benefits are not taken into account:

(A)     Survivor benefits payable to a surviving spouse under a qualified joint and survivor annuity (as defined in Code Section 417(b)), whether or not such qualified joint and survivor annuity is paid in conjunction with some other form of benefit (such as a single-sum distribution), to the extent that such benefits would not be payable if the participant’s benefit were not paid in the form of a qualified joint and survivor annuity.

(B)     Ancillary benefits (other than a social security supplement described in Code Section 411(a)(9) and Treas. Reg. Section 1.411(a)-7(c)(4)) that are not directly related to retirement benefits, such as preretirement disability benefits not in excess of the qualified disability benefit, preretirement incidental death benefits (including a qualified preretirement survivor annuity), and post-retirement medical benefits.

(3)     Notwithstanding the preceding provisions of this Section 1, no adjustment is required to a benefit that is paid in a form that is not a straight life annuity to take into account the inclusion in that form of an automatic benefit increase feature if the benefit is paid in a form to which Code Section 417(e)(3) does not apply and the form of benefit, without regard to the automatic benefit increase feature, satisfies the requirements of Code Section 415(b) and this Appendix.  If the form of benefit without regard to the automatic benefit increase feature is not a straight life annuity, then the limitations in Sections 1(a)(1) and (2) are applied by reducing the limitation applicable at the annuity starting date to an actuarially equivalent amount (determined using the assumptions specified in paragraph (1)(A)(ii) of this section) that takes into account the death benefits under the form of benefit (other than the survivor portion of a qualified joint and survivor annuity).   For purposes of this paragraph (3), an “automatic benefit increase feature” is included in a form of benefit if that form provides for automatic, periodic increases to the benefits paid in that form, such as a form of benefit that automatically increases the benefit paid under that form annually according to a specified percentage or objective index, or a form of benefit that automatically increases the benefit paid in that form to share favorable investment returns on Plan assets.

SECTION 2

If annual pension benefits to a Participant commence before the Participant attains age 62, the limitation under Section 1(a)(1) of this Appendix shall be age-adjusted as provided in this Section 2.  The age-adjusted limit is determined as the actuarial equivalent of the annual amount of a straight life annuity commencing on the annuity starting date that has the same actuarial present value as a deferred straight life annuity commencing at age 62, where annual payments under the straight life annuity commencing at age 62 are equal to the adjusted Section 1(a)(1) limitation and where the actuarial equivalent straight life annuity is computed assuming a five percent (5%) interest rate and the applicable mortality table that is effective for that annuity starting date under Treas. Reg. Section 1.417(e)-1(d)(2) (expressing the Participant’s age based on completed calendar months as of the annuity starting date).  However, if the Plan has an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the age-adjusted limitation shall be the lesser of the age-adjusted limitation described in the immediately preceding sentence or the adjusted Section 1(a)(1) limitation multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan to the annual amount of the straight life annuity under the Plan commencing at age 62, with both annual amounts determined using the Plan factors for determining the Accrued Benefit of the Participant and without applying the limitation rules under this Appendix.  No adjustment for mortality shall be taken into account in performing the first calculation required by this Section 2 to the extent permitted by Treas. Reg. Section 1.415(b)-1(d)(2).  Notwithstanding any of the foregoing provisions of this Section 2 to the contrary, the age adjusted dollar limit may no decrease on account of an increase in age or the performance of additional service by the Participant.

SECTION 3

If annual pension benefits to a Participant commence after the Participant attains age 65, the limitation under Section 1(a)(1) of this Appendix shall be age-adjusted as provided in this Section 3.  The age-adjusted limitation is determined as the actuarial equivalent of the annual amount of a straight life annuity commencing on the annuity starting date that has the same actuarial present value as a straight life annuity commencing at age 65, where annual payments under the straight life annuity commencing at age 65 are equal to the adjusted Section 1(a)(1) limitation and where the actuarial equivalent straight life annuity is computed using a five percent (5%) interest rate and the applicable mortality table under Treas. Reg. Section 417(e)-1(d)(2) that is effective for that annuity starting date (expressing the Participant’s age based on completed calendar months as of the annuity starting date).  However, if the Plan has an immediately commencing straight life annuity payable as of the Annuity Starting Date and an immediately commencing straight life annuity payable at age 65, the age-adjusted limitation shall be the lesser of the age-adjusted limitation described in the immediately preceding sentence or the adjusted Section 1(a)(1) limitation multiplied by the adjustment ratio, which is equal to the ratio of the “adjusted immediately commencing straight life annuity” described in Treas. Reg. Section 1.415(b)-1(e)(ii) to the “adjusted age 65 straight life annuity” described in Treas. Reg. Section 1.415(b)-(1)(e)(iii).  No adjustment for mortality shall be taken into account in performing the first calculation required by this Section 3 to the extent permitted by Treas. Reg. Section 1.415(b)-1(e)(2).

SECTION 4

In the case of a Participant who has less than ten (10) years of participation in the Plan, as determined under Treas. Reg. Section 1.415(b)-1(g), the limitation under Section 1(a)(1) of this Appendix shall be determined by multiplying the otherwise applicable limit by a fraction, the numerator of which is the number of years (or part thereof) of participation in the Plan and the denominator of which is ten (10).  In the case of a Participant who has less than ten (10) years of Credited Service, the limitation under Section 1(a)(2) of this Appendix shall be determined by multiplying the otherwise applicable limit by a fraction, the numerator of which is the number of years of Credited Service (or part thereof) with a Plan Sponsor and the denominator of which is ten (10).  Notwithstanding the above, in no event shall the limitations contained in this Subsection reduce the limitations referred to in Section 1(a) of this Appendix to an amount less than one-tenth (1/10) of the applicable limitation provided in Section 1(a) (as determined without regard to this Subsection). To the extent provided in regulations promulgated by the Secretary of the Treasury, this Section shall be applied separately with respect to each change in the benefit structure of the Plan.

SECTION 5

If a Participant is a participant in any other defined benefit pension plan sponsored by Plan Sponsor and its Affiliates, his pension benefit under that plan shall be aggregated with his projected benefit under the Plan to the extent required by Code Section 415(f) and the regulations thereunder, and his benefit under the Plan shall be reduced, if necessary, so that the aggregate of the benefits does not exceed the foregoing limitations.

SECTION 6

For purposes of this Appendix, the term “limitation year” shall mean the Plan Year unless a Plan Sponsor elects, by adoption of a written resolution, to use any other twelve-month period in accordance with regulations issued by the Secretary of the Treasury.

SECTION 7

For purposes of applying the limitations of this Appendix, all defined benefit plans now or previously maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined benefit plan to the extent required by Code Section 415(f) and the regulations thereunder.

SECTION 8

In the event that the limitations set forth in this Appendix are exceeded with respect to a Participant for a particular limitation year, the Plan Administrator shall, in writing, direct the Trustee to take such actions as are permitted by the Internal Revenue Service for the correction of such errors as the Plan Administrator shall deem appropriate, specifying in each case the amount or amounts of contributions involved.

SECTION 9

For purposes of applying the limitations set forth in this Appendix, the term “Plan Sponsor” shall be deemed to mean the Plan Sponsor, its Affiliates, and any other corporations which are members of the same controlled group of corporations (as described in Code Section 414(b), as modified by Code Section 415(h)) with a Plan Sponsor, any other trades or businesses under common control (as described in Code Section 414(c), as modified by Code Section 415(h)) with a Plan Sponsor, any other corporations, partnerships or other organizations which are members of an affiliated service group (within the meaning of Code Section 414(m)) with the Plan Sponsor and any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Code Section 414(o).  For purposes of applying the limitations set forth in this Appendix, where a defined benefit plan provides for employee contributions, the annual benefit attributable to those contributions is not taken into account, but those contributions are considered a separate defined contribution plan maintained by the Plan Sponsor which is subject to the limitations set forth in this Appendix.

SECTION 10

Effective for the limitation year commencing July 1, 2008, the definition of Annual Compensation for a year that is used for purposes of applying the limitations of this Appendix shall not reflect Annual Compensation for a limitation year that is in excess of the Annual Compensation Limit that applies to that year.  Notwithstanding the foregoing, the application of the rules under this Appendix shall not reduce the Accrued Benefit of a Participant determined under the provisions of the Plan addressing these annual limitations that were in effect immediately prior to the provisions of this Appendix.  However, any additional accruals following July 1, 2008 shall not be recognized unless and until the sum of the Participant’s grandfathered benefit and additional future accruals satisfy the limitations under this Appendix.

SECTION 11

The provisions of this Appendix shall be construed in a manner consistent with the provisions of Treas. Reg. Section 1.415(a)-1 et. seq. and any successor guidance.  The foregoing provisions of this Appendix shall be interpreted in a manner consistent with the corresponding provisions of Treas. Reg. Section 1.415(a)-1 et. seq. except to the extent such corresponding provisions suggest an alternative methodology.  To the extent the foregoing provisions of this Appendix do not specify a method of application where more than one application is permissible, the default application under Treas. Reg. Section 1.415(a)-1 et. seq. shall apply.

SECTION 12

The provisions of this Appendix are generally effective July 1, 2008, except as otherwise provided in the foregoing provisions of this Appendix.  The limitations set forth in the Plan prior to July 1, 2008 shall be applicable to limitation years ending prior to July 1, 2008, except to the extent expressly provided in the foregoing provisions of this Appendix.

APPENDIX B

TOP HEAVY PROVISIONS

SECTION 1

As used in this Appendix B, the following words shall have the following meanings:

(a)     “Determination Date” means, with respect to any Plan Year, the last day of the preceding Plan Year, or, in the case of the first Plan Year, means the last day of the first Plan Year.

(b)     “Key Employee” means an Employee or former Employee (including a Beneficiary of a Key Employee or former Key Employee) who at any time during the Plan Year containing the Determination Date was:

(1)     an officer of the Plan Sponsor or any Affiliate whose Annual Compensation was greater than $130,000 (as adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury for Plan Years beginning after December 31, 2002), where the term “officer” means an administrative executive in regular and continual service to the Plan Sponsor or an Affiliate; provided, however, that in no event shall the number of officers exceed the lesser of (A) fifty (50) employees; or (B) the greater of (I) three (3) employees or (II) ten percent (10%) of the number of Employees during the Plan Year, with any non-integer being increased to the next integer.  If for any year, no officer of the Plan Sponsor meets the requirements of this Paragraph (1), the highest paid officer of the Plan Sponsor for the Plan Year shall be considered an officer for purposes of this Paragraph (1);

(2)     an owner of more than five percent (5%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than five percent (5%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate; or

(3)     an owner of more than one percent (1%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than one percent (1%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate, and who in such Plan Year had Annual Compensation from the Plan Sponsor and all of its Affiliates of more than $150,000.

For purposes of determining ownership under Paragraphs (2) and (3) above, the rules set forth in Code Section 318(a)(2) shall be applied as follows (i) in the case of any Plan Sponsor or Affiliate which is a corporation, by substituting five percent (5%) for fifty percent (50%) and, (ii) in the case of any Plan Sponsor or Affiliate which is not a corporation, ownership in such Plan Sponsor or Affiliate shall be determined in accordance with Treasury Regulations which shall be based on principles similar to the principles of Code Section 318(a)(2) as modified by clause (i) hereof.

Employees other than Key Employees are sometimes referred to in this Appendix B as “non-key employees.”

(c)     “Required Aggregation Group” means:

(1)      each plan of a Plan Sponsor and its Affiliates which qualifies under Code Section 401(a) in which a Key Employee is a participant, and

(2)      each other plan of a Plan Sponsor and its Affiliates which qualifies under Code Section 401(a) and which enables any plan described in Subsection (a) of this Section to meet the requirements of Section 401(a)(4) or 410 of the Code.

(d)     “Top-Heavy” means:

(A)     if the Plan is not included in a Required Aggregation Group, the Plan’s condition in a Plan Year for which, as of the Determination Date:

(i)     the present value of the cumulative Accrued Benefits under the Plan for all Key Employees exceeds 60 percent of the present value of the cumulative Accrued Benefits under the Plan for all Participants; and

(ii)    the Plan when included in every potential combination, if any, with any or all of:

(I)     any Required Aggregation Group, and

(II)    any plan of a Plan Sponsor which is not part of any Required Aggregation Group and which qualifies under Code Section 401(a),

is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection); and

(B)     if the Plan is included in a Required Aggregation Group, the Plan’s condition in a Plan Year for which, as of the Determination Date:

(i)     the Required Aggregation Group is a Top-Heavy Group (as defined in Paragraph (2) of this Subsection); and

(ii)    the Required Aggregation Group when included in every potential combination, if any, with any or all of the plans of a Plan Sponsor and its Affiliates which are not part of the Required Aggregation Group and which qualify under Code Section 401(a)

is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection).

(C)    For purposes of Subparagraphs (A)(i) and (B)(ii) of this Paragraph (1), any combination of plans must satisfy the requirements of Code Sections 401(a)(4) and 410.

(2)     A group shall be deemed to be a Top-Heavy Group if:

(A)     the sum, as of the Determination Date, of the present value of the cumulative accrued benefits for all Key Employees under all plans included in such group exceeds

(B)     60 percent of a similar sum determined for all participants in such plans.

(3)           (A)     For purposes of this Section, the present value of the accrued benefit for any participant in a defined contribution plan as of any Determination Date or last day of a plan year shall be the sum of:

(i)     as to any defined contribution plan other than a simplified employee pension, the account balance as of the most recent valuation date occurring within the plan year ending on the Determination Date or last day of a plan year, and

(ii)    as to any simplified employee pension, the aggregate employer contributions, and

(iii)   an adjustment for contributions due as of the Determination Date or last day of a plan year.

In the case of a plan that is not subject to the minimum funding requirements of Code Section 412, the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contributions actually made after the valuation date but on or before the Determination Date or last day of the plan year to the extent not included under Clause (i) or (ii) of this Subparagraph (A); provided, however, that in the first plan year of the plan, the adjustment in Clause (iii) Subparagraph (A) shall also reflect the amount of any contributions made thereafter that are allocated as of a date in such first Plan Year.  In the case of a plan that is subject to the minimum funding requirements, the account balance in Clause (i) of this Subparagraph (A) and the aggregate contributions in Clause (i) of this Subparagraph (A) shall include contributions that would be allocated as of a date not later than the Determination Date or last day of a plan year, even though those amounts are not yet required to be contributed, and the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contribution actually made (or due to be made) after the valuation date to the extent permitted by regulations or other guidance of general applicability and not otherwise included under Clause (i) or (ii) of this Subparagraph (A).

(B)     For purposes of this Subsection, the present value of the accrued benefit for any participant in a defined benefit plan as of any Determination Date or last day of a plan year must be determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date or last day of a plan year as if such participant terminated as of such valuation date; provided, however, that in the first plan year of a plan, the present value of the accrued benefit for a current participant must be determined either (i) as if the participant terminated service as of the Determination Date or last day of a plan year or (ii) as if the participant terminated service as of such valuation date, but taking into account the estimated accrued benefit as of the Determination Date or last day of a plan year.  For purposes of this Subparagraph (B), the valuation date must be the same valuation date used for computing plan costs for minimum funding, regardless of whether a valuation is performed that year.  The actuarial assumptions utilized in calculating the present value of the accrued benefit for any participant in a defined benefit plan for purposes of this Subparagraph (B) shall be established by the Plan Administrator after consultation with the actuary for the plan, and shall be reasonable in the aggregate and shall comport with the requirements set forth by the Internal Revenue Service in Q&A T-26 and T-27 of Regulation Section 1.416-1.

(C)    For purposes of determining the present value of the cumulative accrued benefit under a plan for any Participant in accordance with this Subsection, the present value shall be increased by the aggregate distributions made with respect to the Participant (including distributions paid on account of death to the extent they do not exceed the present value of the cumulative accrued benefit existing immediately prior to death) under each plan being considered, and under any terminated plan which if it had not been terminated would have been in a Required Aggregation Group with the Plan, during the 1-year period ending on the Determination Date or the last day of the Plan Year that falls within the calendar year in which the Determination Date falls.  In the case of a distribution made with respect to a Participant made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting a 5-year period for the 1-year period.

(D)     For purposes of this Paragraph (3), participant contributions which are deductible as “qualified retirement contributions” within the meaning of Code Section 219 or any successor, as adjusted to reflect income, gains, losses, and other credits or charges attributable thereto, shall not be considered to be part of the accrued benefits under any plan.

(E)     For purposes of this Paragraph (3), if any employee is not a Key Employee with respect to any plan for any plan year, but such employee was a Key Employee with respect to such plan for any prior plan year, any accrued benefit for such employee shall not be taken into account.

(F)    For purposes of this Paragraph (3), if any Employee has not performed any service for a Plan Sponsor or an Affiliate maintaining the plan during the 1-year period ending on the Determination Date, any accrued benefit for that Employee shall not be taken into account.

(G)           (i)     In the case of an “unrelated rollover” (as defined below) between plans which qualify under Code Section 401(a), (a) the plan providing the distribution shall count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b) the plan accepting the distribution shall not consider the distribution part of the accrued benefit under this Section; and

(ii)    in the case of a “related rollover” (as defined below) between plans which qualify under Code Section 401(a), (a) the plan providing the distribution shall not count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b) the plan accepting the distribution shall consider the distribution part of the accrued benefit under this Section.

For purposes of this Subparagraph (G), an “unrelated rollover” is a rollover as defined in Code Section 402(a)(5) or 408(d)(3) or a plan-to-plan transfer which is both initiated by the participant and made from a plan maintained by one employer to a plan maintained by another employer where the employers are not Affiliates.  For purposes of this Subparagraph (G), a “related rollover” is a rollover as defined in Code Section 402(a)(5) or 408(d)(3) or a plan-to-plan transfer which is either not initiated by the participant or made to a plan maintained by the employer or an Affiliate.

SECTION 2

Notwithstanding anything contained in the Plan to the contrary, in any Plan Year during which the Plan is Top-Heavy, a Participant’s interest in his Accrued Benefit shall not vest at any rate which is slower than the following schedule, effective as of the Anniversary Date in that Plan Year:

Full Years of Vesting Service	Percentage Vested
One year or less	0%
Two years	20%
Three years	40%
Four years	60%
Five years	100%
Six years or more	100%

The schedule set forth above in this Section of Appendix B of the Plan shall be inapplicable to a Participant who has failed to perform an Hour of Service after the Determination Date on which the Plan has become Top-Heavy.  When the Plan ceases to be Top-Heavy, the schedule set forth above in this Section of Appendix B to the Plan shall cease to be applicable; provided however, that the provisions of Section 7.5 of the Plan shall apply.

SECTION 3

(a)     Notwithstanding anything contained in the Plan to the contrary, and except as otherwise provided in Subsection (b) of this Section, the Accrued Benefit derived from Plan Sponsor contributions of each Participant who is not a Key Employee, when expressed as an annual retirement benefit (as defined below), shall not be less than the applicable percentage (as defined in Subsection (b) of this Section) of the Participant’s average compensation (as defined in Subsection (d) of this Section below).

(b)     For purposes of Subsection (a) of this Section, the term “applicable percentage” means the lesser of:

                                                              (1)     percent multiplied by the number of years of service (as defined in (c) below) with a Plan Sponsor, or

                                                              (2)     20 percent.

(c) For purposes of this Section:

                                                              (1)     Except as provided in Paragraph (2) of this Subsection (c), years of service shall be determined under the rules of Paragraphs (4), (5), and (6) of Code Section 411(a).

                                                              (2)     A year of service with a Plan Sponsor shall not be taken into account if:

                                                                              (A)     the Plan was not Top-Heavy for any Plan Year ending during that year of service,

                                                                               (B)     that year of service was completed in a Plan Year beginning before January 1, 1984, or

                                                                               (C)     no Key Employees or former Key Employees accrued a benefit during any Plan Year ending on that year of service.

                                                    (d)       (1)      For purposes of Subsection (a) of this Section, “average compensation” means the average of a Participant’s compensation (as defined in Paragraph (3) of this Subsection) for each Plan Year in the Participant’s testing period (as defined in Paragraph (2) of this Subsection).

                                                                    (2)      (A)      A Participant’s testing period shall be the period of consecutive Plan Years (not exceeding 5) during which the Participant had the greatest aggregate compensation from a Plan Sponsor.

                                                                                (B)     The Plan Years taken into account under Subparagraph (A) of this Paragraph (2) shall not include years for which the Participant did not earn a year of service under the rules of paragraphs (4), (5) and (6) of Code Section 411(a).

                                                                                (C)      A Plan Year shall not be taken into account under Subparagraph (A) of this Paragraph (2) if:

        (i)      that Plan Year ends before January 1, 1984, or

                (ii)     that Plan Year begins after the close of the last Plan Year in which the Plan was Top-Heavy.

                                                                     (3)      For purposes of this Subsection (d), “compensation” means a Participant’s Annual Compensation calculated on the basis of a Plan Year.

                                                     (e)           (1)       For purposes of Subsection (a) of this Section, the term “annual retirement benefit” means a benefit payable annually in the form of a single life annuity (with no ancillary benefits) beginning at Normal Retirement age.

                                                                     (2)      If the Participant’s benefit under this Plan begins at a date other than his Normal Retirement age, the Participant shall receive a benefit which is no less than the Actuarial Equivalent of the annual retirement benefit provided under this Section.

                                                      (f)          The minimum Accrued Benefit described under this Section shall be provided to any Employee who is otherwise eligible for participation in the Plan, even if:

                                                                      (1)     The Employee fails to make mandatory employee contributions required as a condition of participation in the Plan, or

                                                                      (2)     The Employee’s compensation is less than a stated amount, or

(3)	The Employee is not employed by a Plan Sponsor or Affiliate on a given date.

SECTION 4

Notwithstanding anything in the Plan to the contrary, this Appendix shall only apply to the extent required by Code Section 416 including, without limitation, Code Section 416(i)(4).

APPENDIX C

ACTUARIAL EQUIVALENT FACTORS

Joint and Survivor and Contingent Annuitant Factors shall be as determined by the following formulas for Employees retiring at age 65.

100% Continuation:	75% plus 1% for each year the contingent annuitant is older than the Employee or, minus 1% for each year the contingent annuitant is younger than the Employee.

75% Continuation:	80% plus 3/4% for each year the contingent annuitant is older than the Employee or minus 3/4% for each year the contingent annuitant is younger than the Employee.

50% Continuation:	86% plus 1/2% for each year the contingent annuitant is older than the Employee or minus 1/2% for each year the contingent annuitant is younger than the Employee.

The initial factor should be increased by .6% for each full year the Employee is under age 65 and decreased by .6% for each full year the Employee is over age 65.  Age shall be determined as the age on the individual’s nearest birthday.

Table Illustrating the Factors at Various Ages

Participant’s Age	Contingent Annuitant’s Age	100% Continuance	75% Continuance	50% Continuance

65	70.800		.837	.885
65	65.750		.800	.860
65	60.700		.762	.835
65	55.650		.725	.810
62	64.788		.833	.888
62	60.748		.803	.868
60	62.800		.845	.900
55	53.790		.845	.910

Guaranteed Period Option Factors

Age	120 Months	240 Months

65.910		.740
64.917		.756
63.924		.772
62.931		.788
61.938		.804
60.945		.820
59.952		.836
58.959		.852
57.966		.868
56.973		.884
55.980		.900

Early Retirement and Terminated Employee Reduction Factors

(Plan Sections 5.1 and 7.2)

Age	Factor

64.930
63.860
62.790
61.720
60.650
59.620
58.590
57.560
56.530
55.500

Social Security Adjustment Option Factors

Participant’s Age at Social Security Commencement
	65		64		63		62
Years From Benefit Commencement to Social Security Commencement 1 2 3 4 5 6 7 8 9 10	(a) Adjustment Factor 0.886 0.787 0.701 0.626 0.560 0.502 0.451 0.406 0.366 0.331	(b) Alternate Adjustment Factor 8.764 4.695 3.344 2.673 2.273 2.009 1.823 1.684 1.578 1.495	(a) Adjustment Factor 0.888 0.791 0.706 0.632 0.567 0.509 0.459 0.414 0.374	(b) Alternate Adjustment Factor 8.957 4.790 3.406 2.719 2.309 2.039 1.847 1.705 1.597	(a) Adjustment Factor 0.891 0.795 0.712 0.638 0.573 0.516 0.466 0.421	(b) Alternate Adjustment Factor 9.146 4.883 3.468 2.764 2.345 2.067 1.871 1.726	(a) Adjustment Factor 0.893 0.799 0.717 0.644 0.580 0.523 0.472	(b) Alternate Adjustment Factor 9.332 4.975 3.528 2.808 2.379 2.095 1.895

These factors are multiplied by the estimated Social Security benefit payable at the stated age and the result, plus the early retirement benefit payable under the Plan, is the benefit payable until the selected age is attained.

The “Alternate Adjustment Factor” will be used if, under this form of benefit, the Participant’s entire Accrued Benefit will be distributed on or before the date that the Participant’s Social Security benefit is projected to commence.

These factors shall apply to Participants who retire on or after November 1, 2004.  The table in effect prior to the adoption of the SEVENTH AMENDMENT to the Plan (as in effect prior to the November 1, 2004 restatement of the Plan) shall apply to Participants who retired before such date.

Notwithstanding the foregoing, the amount of any form of payment calculated under the table above titled “Social Security Adjustment Option Factors” shall be no less than an amount determined using the actuarial equivalent factors set forth in Section 1.2(b) of the Plan but only if such form of payment is determined to be a nondecreasing annuity exempt from the requirements of Code Section 417(e) by reason of Treasury Regulations Section 1.417(e)-1(d)(6).

APPENDIX D

MINIMUM DISTRIBUTION REQUIREMENTS

SECTION 1
GENERAL RULES

(a)     Effective Date and Precedence. The provisions of this Appendix D will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.  The provisions of this Appendix D will take precedence over any inconsistent provisions of the Plan.

(b)    Requirements of Treasury Regulations Incorporated. All distributions required under this Appendix D will be determined and made in accordance with the Treasury Regulations promulgated under Code Section 401(a)(9).

(c)     TEFRA Section 242(b)(2) Elections. Notwithstanding the provisions of this Appendix D, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

SECTION 2
TIME AND MANNER OF DISTRIBUTION

(a)     Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b)    Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)     If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(2)      If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)      If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)     If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2(b), other than this Section 2(b)(1), will apply as if the surviving spouse were the Participant.

For purposes of this Section 2(b) and Section 5 of Appendix D, unless Section 2(b)(4) of this Appendix D applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 2(b) of this Appendix D applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2(b)(1) of this Appendix D. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c)     Form of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 3, 4 and 5 of this Appendix D.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and Treasury Regulations promulgated thereunder.  Any part of the Participant’s interest which is in the form of an individual account as described in Code Section 414(k) will be distributed in a manner satisfying the requirements of Code Section 40l(a)(9) and Treasury Regulations promulgated thereunder that apply to individual accounts.

SECTION 3
DETERMINATION OF AMOUNT
TO BE DISTRIBUTED EACH YEAR

(a)     General Annuity Requirements. If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

(1)      the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(2)      the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 4 or 5 of this Appendix D;

(3)      once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

                               (4)      payments will either be nonincreasing or increase only as follows:

(A)     by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(B)      to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in Section 4 of this Appendix D dies or is no longer the Participant’s Beneficiary pursuant to a qualified domestic relations order within the meaning of Code Section 414(p);

(C)      to provide cash refunds of employee contributions upon the Participant’s death; or

(D)      to pay increased benefits that result from a Plan amendment.

(b)      Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 2(b)(1) or (2) of this Appendix D) is the payment that is required for one payment interval.  The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year.  Payment intervals are the periods for which payments are received (e.g., bimonthly, monthly, semi-annually, or annually).  All of the Participant’s benefit accruals as of the last day of the first Distribution Calendar Year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.

(c)      Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first Distribution Calendar Year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

SECTION 4
REQUIREMENTS FOR ANNUITY DISTRIBUTIONS
THAT COMMENCE DURING PARTICIPANT’S LIFETIME

(a)      Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse.  If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary, annuity payments to be made on or after the Participant’s Required Beginning Date to the Designated Beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of Treasury Regulation Section 1.40l(a)(9)-6T.  If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the Designated Beneficiary after the expiration of the period certain.

(b)      Period Certain Annuities. Unless the Participant’s spouse is the sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401 (a)(9)-9 for the calendar year that contains the annuity starting date.  If the annuity starting date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9 plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the annuity starting date.  If the Participant’s spouse is the Participant’s sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this Section 4(b), or the joint life and last survivor expectancy of the Participant and the Participant’s spouse as determined under the Joint and Last Survivor Table set forth in Treasury Regulation Section 1 .401(a)(9)-9, using the attained ages of the Participant and the Participant’s spouse as of the birthday of the Participant and the Participant’s spouse in the calendar year that contains the annuity starting date.

SECTION 5
REQUIREMENTS FOR MINIMUM DISTRIBUTIONS WHERE
PARTICIPANT DIES BEFORE DATE DISTRIBUTIONS BEGIN

(a)       Participant Survived by Designated Beneficiary. If the Participant dies before the date distribution of his or her interest begins and there is a Designated Beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in Section 2(b)(1) or (2) of this Appendix D, over the life of the Designated Beneficiary or over a period certain not exceeding:

(1)      unless the annuity starting date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(2)      if the annuity starting date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the annuity starting date.

(b)     No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)     Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this Section 5 will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 2(b)(1) of this Appendix D.

SECTION 6
DEFINITIONS

As used in this Appendix D, the following words and phrases shall have the meaning set forth below:

(a)     Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.9 of the Plan and is the Designated Beneficiary under Code Section 40l(a)(9) and Treasury Regulation Section 1.401(a)(9)-4, Q&A-1.

(b)     Distribution Calendar Year. A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 2(b) of this Appendix D.

(c)      Life Expectancy. Life Expectancy as computed by use of the Single Life Table in Treasury Regulations Section 1.401(a)(9)-9.

(d)     Required Beginning Date. The term “Required Beginning Date” means April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70½, or (ii) the calendar year in which the Participant retires; except that in the case of a Participant described in Section 1(b)(2) of Appendix B, the term “Required Beginning Date” means April 1 of the calendar year following the calendar year in which the Participant attains age 70½.